 As filed with the Securities and Exchange Commission on December 15, 2005


================================================================================

                                                       Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    Nuveen Commodities Income and Growth Fund
              Nuveen Commodities Income and Growth Master Fund LLC
                            (Rule 140 Co-Registrant)
             (Exact name of Registrant as specified in its charter)


                                                                           20-6750075(Registrant)
          Delaware                            6799                        20-3902564(Co-Registrant)
(State or other jurisdiction of        (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)         Classification Code Number)         Identification No.)

                              333 West Wacker Drive
                             Chicago, Illinois 60606
                                 (800) 257-8787
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                John P. Amboian
                          Principal Executive Officer
                              333 West Wacker Drive
                             Chicago, Illinois 60606
                                 (800) 257-8787
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             Stacy H. Winick, Esq.
                             Donald S. Weiss, Esq.
                             Bell, Boyd & Lloyd LLC
                             70 West Madison Street
                            Chicago, Illinois 60602
                                 (312) 372-1121

        Approximate date of commencement of proposed sale to the public:

   As soon as practicable after this registration statement becomes effective.

                                   ----------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                                      Proposed Maximum
     Title of Each Class of          Amount to be           Proposed Maximum         Aggregate  Offering        Amount of
  Securities to be Registered         Registered       Offering Price per Unit(1)          Price(1)         Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Units of Beneficial
   Interest ("Shares") of
   Nuveen Commodities Income
   and Growth Trust                1,000,000 Shares              $25.00                  $25,000,000          $2,675.00
=============================================================================================================================


(1)  Estimated solely for the purpose of calculating the registration fee.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus and disclosure document is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus and disclosure document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED [          ], 2005

P R E L I M I N A R Y  P R O S P E C T U S
[          ] Shares

                   Nuveen Commodities Income and Growth Fund
             Nuveen Commodities Income and Growth Master Fund LLC

                                 -------------

   The Nuveen Commodities Income and Growth Fund, a Delaware statutory trust (the "Fund"), is a commodity pool. The Fund issues Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund.
The Shares may be purchased and sold on the [      Stock Exchange]. The Fund
will invest the proceeds of its Shares offering in the Nuveen Commodities Income and Growth Master Fund LLC (the "Master Fund"), which is organized as a Delaware limited liability company. The Fund will hold no investment assets other than units of membership interest of the Master Fund (the "Master Fund Units"), which represent units of fractional undivided beneficial interest in and ownership of the Master Fund. The Fund will own approximately 99% of the Master Fund Units, and the Manager will own the remaining Master Fund Units.

   Investment Objectives. The Fund's primary investment objective is to provide an attractive level of current income and gains. The Fund's secondary objective is to seek capital appreciation consistent with the Fund's strategy and primary objective. The Fund intends to pursue its investment objectives by investing all of its assets in the Master Fund, which in turn intends to pursue its investment objectives by utilizing (i) an actively managed, rules-based commodity investment strategy, whereby the Master Fund will invest in commodity interests as described below and (ii) an integrated option strategy, whereby the Master Fund will write call options (to obtain option premium cash flow) and purchase put options (for protection against significant asset value declines), in each case on futures and forward contracts. The Master Fund and the Fund expect to declare their initial distribution approximately 45 days, and to pay that distribution approximately 60 to 90 days, from the completion of this offering, depending on market conditions.
                                                  (continued on following page)

                                 -------------

    Investing in the Fund involves significant risks. See "Risk Factors" starting on page [ ].

   Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Neither the Master Fund nor the Fund is a mutual fund or any other type of "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

   THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                                 -------------

                                                  Per Unit Total/(2)/
                                                  -------- ---------
           Public Offering Price                   $25.00     $
           Underwriting Discounts and Commissions
           Estimated Offering Expenses/(1)/
           Proceeds to the Fund

--------
(1) Total expenses of issuance and distribution (other than underwriting
    discounts and commissions) are estimated to be $[      ].
(2) The Fund has granted the underwriters an option to purchase up to $[      ]
    of additional Shares at the Public Offering Price less the Underwriting Discounts and Commissions, solely to cover over-allotments, if any. If such option is exercised in full, the total Public Offering Price, Underwriting Discounts and Commissions, Estimated Offering Expenses and Proceeds to the
    Fund will be $[      , $      , $      and $      ], respectively. See
    "Underwriting."

   The underwriters expect to deliver the Shares to purchasers on or about
[      ], 2005.

                                 -------------

                            Nuveen Investments, LLC

The date of this prospectus is [      ], 2005.

(continued from previous page)
   No Prior History. Because the Fund is newly organized, its shares have no history of public trading. In addition, THE FUND HAS NOT COMMENCED TRADING AND THE FUND AND THE MASTER FUND DO NOT HAVE ANY PERFORMANCE HISTORY.

   Portfolio Contents. Under normal market circumstances, the Master Fund will invest in commodity interests, including futures and forward contracts, options on futures and forward contracts and swap contracts. The Master Fund will invest typically in futures and forward contracts and options on futures and forward contracts that are listed on U.S. and non-U.S. exchanges and in over-the-counter put options and swap contracts and other off-exchange commodity interests through dealers pursuant to negotiated, bi-lateral arrangements. The Master Fund will invest primarily in commodity interests in the following commodity groups: energy, industrial metals, livestock, agriculturals, tropical foods and fibers, and precious metals. The Master Fund may also invest in other commodity interests that are presently, or may hereafter become, the subject of commodity futures trading. Except for certain limitations described herein, there are no restrictions or limitations on the specific commodity interest investments. Pursuant to the Master Fund's integrated option strategy, under normal market circumstances, the Master Fund
will write call options on a continuous basis on approximately       % of the
notional value of its futures and forward contract positions to obtain option premium cash flow from its investments (though relinquishing potential upside return above the exercise price of the options). Under normal market circumstances, the Master Fund also will purchase put options on a continuous basis on all or substantially all of the notional value of its futures and forward contract positions in order to seek protection against a significant decline in the value of the Master Fund's futures and forward contracts from their respective prices at the time the put options were purchased.

   The Master Fund's investments in commodity interests will not require significant outlays of principal, and the Master Fund anticipates that it will maintain significant collateral that will be invested in debt instruments of short duration that, at the time of investment, are investment grade quality, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities, corporate obligations and asset-backed securities.

   Manager and the Subadvisors. Nuveen Commodities Asset Management, LLC, a registered commodity pool operator, will be the Manager of the Master Fund. Nuveen Commodities Asset Management, LLC will be responsible for determining the Master Fund's overall investment strategy, supervising its implementation and directing the overall administration of the Fund. Gresham Investment Management LLC, a registered commodity trading advisor, will be the Master Fund's commodity subadvisor responsible for investing the Master Fund's assets in commodity interests and implementing the Master Fund's integrated option strategy. Nuveen Asset Management, an affiliate of Nuveen Commodities Asset Management, LLC, will be the Master Fund's collateral subadvisor responsible for investing the Master Fund's collateral in investment grade quality debt instruments.

   The Fund's Shares have been approved for listing on the [      Stock
Exchange], subject to notice of issuance. The trading or "ticker" symbol is
"[      ]."

   This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. None of the Master Fund, the Fund, or the Manager have authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

   The information contained in this prospectus was obtained from sources believed by the Fund to be reliable. Each month, the Manager will post on its website (http://www.nuveen.com) (which is also the Fund's website) such information relating to the Fund's Shares as the Commodity Futures Trading Commission and the National Futures Association may require to be given to participants in commodity pools (like the Fund) and any such other information as the Manager may deem appropriate. There will be distributed to Shareholders not more than 90 days after the close of each of the Fund's fiscal years,
certified audited financial statements and (in no event later than       of the
immediately following year) the tax information relating to Shares of the Fund necessary for the preparation of a Shareholder's annual federal income tax returns. You may request free copies of the Fund's annual and quarterly reports on Forms 10-K and 10-Q, respectively, when available, and other information about the Fund or the Master Fund, and make Shareholder inquiries by calling
(800) 257-8787, by writing to the Fund or from the Fund's website (http://www.nuveen.com).

   The Fund's Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

   This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together and both contain important information.

                     COMMODITY FUTURES TRADING COMMISSION

            RISK DISCLOSURE STATEMENT AND OTHER REGULATORY NOTICES

   YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. LARGE TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

   FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS PROSPECTUS CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING ON PAGES
[    AND    ] AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN,
THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, ON PAGE [    ].

   THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS PROSPECTUS, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS
OF THIS INVESTMENT, BEGINNING ON PAGE [    ].

   YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

   THE BOOKS AND RECORDS OF THE MASTER FUND AND THE FUND WILL BE MAINTAINED AT
THE OFFICES OF [          ], AND WILL OTHERWISE BE MAINTAINED IN ACCORDANCE
WITH THE RULES OF THE COMMODITY FUTURES TRADING COMMISSION.

   THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE
HISTORY.

   NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NEITHER THE FUND NOR THE MASTER FUND HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE FUND IS NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                         PART ONE: DISCLOSURE DOCUMENT

Special Note Regarding Forward-Looking Statements.......................... iii

[Patent Application Pending................................................ iii

PROSPECTUS SUMMARY.........................................................   1

BREAK-EVEN ANALYSIS........................................................  10

FEES AND EXPENSES..........................................................  11

RISK FACTORS...............................................................  12
   Commodity Interests Risks...............................................  12
   Option Strategy Risks...................................................  13
   Risk that the Fund's Shares will Trade at a Discount to Net Asset Value.  14
   Risks related to an Exchange Listing....................................  14
   Commodity Subadvisor Risks..............................................  14
   Other Risks of the Master Fund's Investment Strategy....................  15
   Risk of Investing in Non-U.S. Markets...................................  16
   Counterparty Risk.......................................................  17
   Operating Risks.........................................................  17
   Tax Risk................................................................  21

THE MASTER FUND'S INVESTMENTS..............................................  22

MANAGEMENT OF THE FUND AND THE MASTER FUND.................................  23
   The Fund................................................................  23
   The Master Fund.........................................................  23
   The Master-Feeder Structure.............................................  23
   Trustee.................................................................  23
   Manager and Subadvisors.................................................  24

Management Fees............................................................  27
   Regulatory and Litigation...............................................  28

GRESHAM PERFORMANCE RECORD.................................................  28
   Past Performance is not Necessarily Indicative of Future Results........  29

THE COMMODITY BROKER.......................................................  29

CONFLICTS OF INTEREST......................................................  30

INVESTMENT POLICIES OF THE MASTER FUND.....................................  31

DESCRIPTION OF THE SHARES AND THE MASTER FUND UNITS........................  32

DISTRIBUTIONS..............................................................  33

NET ASSET VALUE............................................................  34

USE OF PROCEEDS............................................................  35

UNDERWRITING...............................................................  35

ERISA CONSIDERATIONS.......................................................  38
   General.................................................................  38
   Special Investment Consideration........................................  38
   The Fund Should Not Be Deemed to Hold "Plan Assets".....................  38
   Ineligible Purchasers...................................................  38

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS................................................  39

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS.................  41

                                                                        Page
                                                                        ----
   [THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY]  41

   DECLARATION OF TRUST AND LLC AGREEMENT..............................  42
      Trustee..........................................................  42
      Authority of the Manager.........................................  43
      Withdrawal or Removal of the Manager.............................  43
      Meetings.........................................................  44
      Indemnification..................................................  44
      Manager Expenses.................................................  44
      Limited Liability................................................  45
      Expenses.........................................................  45
      The Manager's Fiduciary Responsibility and Remedies..............  45
      Provisions of Law................................................  45
      Share Splits.....................................................  47
      Books and Records................................................  47
      Analysis of Critical Accounting Policies.........................  47
      Statements, Filings, and Reports.................................  47
      Fiscal Year......................................................  48
      Governing Law; Consent to Delaware Jurisdiction..................  48

   LEGAL MATTERS.......................................................  48

   EXPERTS.............................................................  48

   RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS.....................  48

   PRIVACY POLICY......................................................  48

   FEDERAL INCOME TAX CONSIDERATIONS...................................  49

   CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES FOR U.S. TAXPAYERS.....  49
      Status of the Fund...............................................  50
      Status of the Master Fund........................................  50
      U.S. Shareholders................................................  51
      Treatment of the Master Fund Income..............................  51
      Allocation of the Master Fund's Profits and Losses...............  52
      Monthly Allocation and Revaluation Conventions...................  53
      Section 754 Election.............................................  53
      Constructive Termination.........................................  54
      Treatment of Distributions.......................................  54
      Disposition of Shares............................................  54
      Tax Basis in Master Fund Units...................................  55
      Limitations on Interest Deductions...............................  55
      Organization, Syndication and Other Expenses.....................  55
      Passive Activity Income and Loss.................................  56
      Transferor/Transferee Allocations................................  56
      Tax Reporting by the Fund and the Master Fund....................  56
      Treatment of Securities Lending Transactions involving Shares....  57
      Audits and Adjustments to Tax Liability..........................  57
      Foreign Tax Credits..............................................
      Tax Shelter Disclosure Rules.....................................  57
      Non-U.S. Shareholders............................................  58
      Regulated Investment Companies and Tax-Exempt Organizations......  59
      Certain State and Local Taxation Matters.........................  60
      Backup Withholding...............................................  60

                                                             Page
                                                             ----
             PART TWO: STATEMENT OF ADDITIONAL INFORMATION
                The Commodity Interest Markets............       61
                Debt Instruments..........................       69
             SUPPLEMENTAL PERFORMANCE TABLE...............       70
                Notes to Supplemental Performance Table...       70
             GLOSSARY OF DEFINED TERMS....................       72
             REPORT OF THE INDEPENDENT AUDITORS...........       74
                Where You Can Find More Information.......       74
             Exhibit [    ] (Form of Declaration of Trust) [    ]-1
             Exhibit [    ] (Form of LLC Agreement)....... [    ]-1

   Until , 2005 (25 days after the date of this prospectus), all dealers effecting transactions in the offered Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

                         PART ONE: DISCLOSURE DOCUMENT

Special Note Regarding Forward-Looking Statements

   This prospectus includes "forward-looking statements" that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in inflation in the United States (the "U.S."), movements in the stock market, movements in the markets for U.S. and foreign currencies, and movements in the commodity markets and indices that track such movements, the Fund's and the Master Fund's operations, the Manager's plans and references to the Fund's and the Master Fund's future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Manager has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Manager's expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See "Risk Factors." Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Manager anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund's operations or the value of the Shares. Moreover, neither the Manager nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Fund, the Master Fund nor the Manager is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Manager's expectations or predictions.

Patent Application Pending

   A patent application directed to a proprietary investment strategy of the Fund is pending at the U.S. Patent and Trademark Office.

                   NUVEEN COMMODITIES INCOME AND GROWTH FUND

              Master-Feeder Structure and Principal Participants

                                  [FLOW CHART]



(1) Nuveen Commodities Asset Management, LLC and Nuveen Asset Management are wholly owned subsidiaries of Nuveen Investments, Inc.
(2) Nuveen Investments, LLC, a wholly owned subsidiary of Nuveen Investments,
    Inc., and [          ] will act as Managing Underwriters and may engage
    dealers who are members of the National Association of Securities Dealers, Inc. to participate in the selling group.

                              PROSPECTUS SUMMARY

   This is only a summary. You should review the more detailed information contained elsewhere in this Prospectus, including the Glossary appearing at the end of "Part Two: Statement of Additional Information," which contains explanations of capitalized or other frequently used terms, to understand the offering fully.

The Fund....................  Nuveen Commodities Income and Growth Fund, a
                              newly organized Delaware statutory trust, is a commodity pool. The Fund was organized as a
                              statutory trust under Delaware law on [      ],
                              2005. The Fund is operated pursuant to a
                              Declaration of Trust, which is included as
                              Exhibit [      ] to this prospectus. The Fund
                              will invest all of its assets in the Master Fund. The Fund issues Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. After the initial offering, the Shares may be purchased and sold on
                              the [       Stock Exchange]. The Fund's principal
                              office is located at 333 West Wacker Drive, Chicago, Illinois 60606. The main telephone number is (800) 257-8787.

The Master Fund.............  Nuveen Commodities Income and Growth Master Fund
                              LLC is a newly organized Delaware limited
                              liability company. The Master Fund was organized as a limited liability company under Delaware law
                              on [      ], 2005. The Master Fund is operated
                              pursuant to a Limited Liability Company
                              Agreement, which is included as Exhibit [ ] to this prospectus. It is managed by Nuveen Commodities Asset Management, LLC (the "Manager"), which is expected to be registered as a commodity pool operator and commodity trading advisor with the National Futures Association ("NFA"). The Master Fund will issue units (the "Master Fund Units"), which represent units of fractional undivided membership interest in the ownership of the Master Fund. The Master Fund's principal office is located at 333 West Wacker Drive, Chicago, Illinois 60606. The main telephone number is (800) 257-8787.

The Master-Feeder Structure.  The Fund will invest all of its assets in the
                              Master Fund. The Fund will hold no investment assets other than Master Fund Units. The Fund will own approximately 99% of the Master Fund Units, and the Manager will own the remaining Master Fund Units. The investment results of the Fund will be directly and completely dependent on the investment results of the Master Fund.

Listing.....................  The Shares have been approved for listing on the
                              [       Stock Exchange], subject to notice of
                              issuance. The trading or "ticker" symbol of the
                              Shares is "[      ]."

The Offering................  The Fund is offering [          ] Shares at
                              $25.00 per Share through a group of underwriters
                              led by [        ] and Nuveen Investments, LLC
                              ("Nuveen"). You must purchase at least 100 Shares
                              in this offering. The Fund has given the
                              underwriters an option to purchase up to
                              [        ] additional Shares to cover orders in
                              excess of [        ] Shares. See "Underwriting."

Investment Objectives.......  The Fund's primary investment objective is to provide an attractive level of current income and gains. The Fund's secondary objective is to seek capital appreciation consistent with the Fund's strategy and primary objective. The Fund intends to pursue its investment objectives by investing all of its assets in the Master Fund, which in turn intends to pursue its investment objectives by utilizing (i) an actively managed, rules-based commodity investment strategy, whereby the Master Fund will invest in commodity interests as described below and (ii) an integrated option strategy (the "Option Strategy"), whereby the Master Fund will write (or sell) call options (to obtain option premium cash flow) and purchase put options (for protection against significant asset value declines), in each case on its underlying futures and forward contracts. The Fund and the Master Fund cannot assure you that it will achieve its investment objectives. See "Risk Factors" and "The Master Fund's Investments."

                              Commodity Interests. The Master Fund will have a subadvisor that is responsible for implementing its actively managed, rules-based commodity investment strategy. The Manager has selected Gresham Investment Management LLC ("Gresham" or the "commodity subadvisor") to serve in that capacity. The commodity subadvisor will invest a portion of the Master Fund's assets in commodity interests pursuant to Gresham's proprietary Tangible Asset Program/SM/ ("TAP/SM/"). Under normal market circumstances, the Master Fund will invest in commodity interests, including futures and forward contracts, options on futures and forward contracts, and swap contracts (collectively, "commodity interest"). The Master Fund will invest typically in futures and forward contracts and options on futures and forward contracts that are traded on U.S. and non-U.S. exchanges and in over-the-counter ("OTC") put options and swap contracts and other off-exchange commodity interests through dealers pursuant to negotiated, bi-lateral arrangements. Under normal market circumstances, the Master Fund will not invest in commodity interests that have an aggregate notional value in excess of the Master Fund's total assets, and not more than 10% of the Master Fund's net assets will be committed to premiums in OTC put options, swap contracts or other off-exchange commodity interests. The Master Fund will invest in commodity interests in the following commodity groups: energy, industrial metals, livestock, agriculturals, tropical foods and fibers, and precious metals. When futures contracts, options on futures contracts or other commodity interests invested in by the Master Fund are listed on multiple exchanges, the Master Fund will, under normal circumstances, invest in those commodity interests that are listed on the exchange with the greatest dollar volume traded in those commodity interests. (See Appendix A for a list of futures contracts and other commodity interests that the Master Fund may invest in and the exchanges on which they currently trade with the greatest dollar volume traded.)

                              The Master Fund may also invest in other commodity interests that are presently, or may hereafter become, the subject of commodity futures trading. Except for certain limitations described herein, there are no restrictions or limitations on the specific commodity interest investments.

                              Futures contracts to be entered into by the Master Fund are contracts made on an organized exchange which provide generally for the future delivery of various commodities in the groups described above in standard amounts at a specified date, time, place and contract price.

                              Forward contracts are contracts for the purchase and sale of a commodity for delivery on or before a future date or during a specified period at a specified price. Although most forward contracts are generally not traded on exchanges, the Master Fund intends to invest in exchange-traded forward contracts.

                              Options on futures and forward contracts are contracts giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity futures or forward contract underlying the option on or before a future date at a specified price.

                              Swap contracts generally involve an exchange of a specified stream of payments between the contracting parties, typically determined by reference to prices, yields or returns of specified securities, commodities or other assets. Swap contracts are not standardized and are not generally traded on an exchange.

                              A more detailed description of futures and forward contracts, options on futures and forward contracts, and swap contracts, and other aspects of the commodity interest markets can be found on page [ ].

                              Option Strategy.  Under normal market
                              circumstances, the Master Fund will write (or sell) call options on a continuous basis on approximately [ ]% of the notional value of its futures and forward contract positions. Under normal market circumstances, the Master Fund also will purchase put options on a continuous basis on all or substantially all of the notional value of its futures and forward contract positions.

                              The Master Fund will write call options on individual futures and forward contracts held by it or on broad based commodity indices, such as the Dow Jones/AIG Commodity Index ("DJ/AIGCI") or the Goldman Sachs Commodity Index ("GSCI"), whose prices are expected to closely correspond to those of at least a substantial portion of the commodity interests held by the Master Fund. The Master Fund will write call options that are "out-of-the-money" to obtain premium cash flow from its investments (though relinquishing potential upside return above the exercise price of the options). The excess cash flows derived from selling call options, less the cost of purchasing put options, is referred to as "net option premium cash flow." The call options written by the Master Fund will generally be [ ] to [ ]% "out-of-the-money" (i.e., the exercise price will be greater than the current price of the underlying futures or forward contract at the time the call option is written). As the writer of a call option, the Master Fund sells, in exchange for receipt of a premium, the right to any appreciation in the value of futures or forward contract over a fixed price (the exercise price) on or before a certain date in the future. If, on or before the expiration of the call option, the purchaser exercises the call option, the Master Fund will be obligated to sell the futures or forward contract to the purchaser of the call at the option exercise price and will likely replace the futures or forward contract at a price that might be significantly higher. The Master Fund generally will write call options that have durations of [ ] to [ ] months. On approximately [ ]% of the notional value of its futures and forward contract positions, the Master Fund will retain the portion of any appreciation in the futures or forward contract up to the option exercise price. Regardless of the price performance of the futures or forward contract, the Master Fund will retain the amount of option premium cash flow received by the Master Fund for writing the call option.

                              The Master Fund also will purchase OTC put options on a basket of commodities or on broad based commodity indices, such as DJ/AIG-CI or the GSCI, whose prices are expected to closely correspond to those of at least a substantial portion of the futures or forward contracts held by the Master Fund. The Master Fund may also purchase put options on individual futures and forward contracts held by it. Under normal market circumstances, the Master Fund's put options will be purchased on a continuous basis on all or substantially all of its futures or forward contract positions. The Master Fund will purchase put options that are "out-of-the-money" in order to seek protection against a significant decline in the value of the Master Fund's futures and forward contracts from their respective prices at the time the put options were purchased. The Master Fund will generally purchase put options that are approximately [ ] to [ ] % "out-of-the-money" (i.e., the exercise price of the option is less than the price of the futures or forward contract at the time the option is purchased). The Master Fund generally will purchase put options that have durations of approximately [ ] year. As a holder of a put option, the Master Fund, in exchange for payment of a premium, has the right to receive from the seller of the put option, if the current price is lower than the exercise price, the difference between the put exercise price and the current price of the underlying futures or forward contract on or before a specified date. Because the put options purchased by the Master Fund will be "out-of-the-money," the Master Fund's portfolio will not be fully protected against, and will bear the loss associated with, a market decline down to the exercise price of the option and will likely sustain losses in a declining market.

                              Debt Instruments Used as Collateral. The Master Fund's investments in commodity interests generally will not require significant outlays of principal and the Master Fund anticipates that it will maintain significant collateral that will be invested in debt instruments of short duration with maturities ranging from [ ] months to [ ] years that, at the time of investment, are investment grade quality, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities, corporate obligations and asset-backed securities. A debt instrument is considered investment grade quality if it is rated within the four highest grades (BBB- or Baa3 or better by Standard's & Poor's Corporation, a division of The McGraw Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch")) by two or more nationally recognized statistical rating organizations that rate such instrument, or if it is unrated but judged to be of comparable quality by the Master Fund's collateral subadvisor.

Special Risk Considerations.  An investment in the Fund involves a high degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page [ ].

                                .   The Fund and the Master Fund are newly
                                    organized with no history of operations.
                                    Therefore, there is no performance history for the Fund or the Master Fund to serve as a basis for you to evaluate an investment in the Fund. The Manager has not previously operated a commodity pool.

                                .   An investment in the Fund's Shares is
                                    subject to investment risk, including the possible loss of the entire amount that you invest.

                                . Investments in commodity interests have a high degree of price variability and are subject to rapid and substantial changes, and the Master Fund could incur significant losses on its commodity interests to the extent that such losses are not mitigated by the purchase of put options. The Master Fund may not be able to achieve the Fund's investment objectives.

                                .   The Master Fund invests in commodity
                                    interests. While such investments, over
                                    extended historical periods, have tended to produce positive returns, such has often not been the case over shorter periods. If the Master Fund, and consequently the Fund, experience more losses than gains during the period you hold Shares, you will experience a loss even if the Master Fund's and the Fund's historical performance is positive.

                                .   Under normal market circumstances, the
                                    Master Fund will write call options on a continuous basis on approximately [ ]% of the notional value of the its futures and forward contract positions. With respect to each call option, the Master Fund, as writer of the call option and in return for a premium, will forego the right to any appreciation in the value of each underlying futures or forward contract to the extent the value of the futures or forward contract exceeds the exercise price of such option on or before the expiration date.

                                . Although the Master Fund's investments in put options are intended to protect the Master Fund from a significant market decline in the value of the Master Fund's futures and forward contracts, because the Master Fund generally will purchase put options that are approximately [ ] to [ ]% "out-of-the-money," the Master Fund will not be fully protected against a significant market decline under all circumstances and will likely sustain losses in a declining market.

                                . The Fund is subject to numerous conflicts of interest, including those that arise because:

                                     -- the Master Fund's commodity subadvisor,
                                        commodity brokers and their principals
                                        and affiliates may execute trades in
                                        commodity interests for their own
                                        accounts and the accounts of other
                                        customers that may compete with orders
                                        placed for the Master Fund; and

                                     -- the Manager may not have as much of an
                                        incentive to replace the Master Fund's
                                        collateral subadvisor because it is an
                                        affiliate of the Manager.

                                . A portion of the Master Fund's investments may take place in markets and on exchanges outside the U.S. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. In some of these non-U.S. markets, the performance on a contract to purchase or sell a security or instrument is the sole responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes the Master Fund to credit risk.

                                . Regardless of its investment performance, the Master Fund will incur fees and expenses, including brokerage and management fees. A management fee will be paid by the Master Fund even if the Master Fund experiences a net loss for the full year. To break even in one year on Shares purchased in the offering, the Master Fund must generate on an annual basis profits in excess of [ ]%.

                                .   Shareholders will have no rights to
                                    participate in the Fund's or the Master
                                    Fund's management and will have to rely on the fiduciary duty and judgment of the Manager and the subadvisors to manage the Fund and the Master Fund.

                              For additional risks, see "Risk Factors."

Trustee.....................  [      ], a [      ], is the sole trustee of the
                              Fund. The Trustee has delegated to the Manager substantially all of the power and authority to manage the business and affairs of the Fund but has retained certain duties and liabilities to the Fund.

Manager and Subadvisors.....  Nuveen Commodities Asset Management, LLC, a
                              wholly-owned subsidiary of Nuveen Investments, Inc. ("Nuveen Investments"), is the Manager of the Master Fund and will be responsible for determining the Master Fund's overall investment strategy and its implementation, including
                              (i) the selection and ongoing monitoring of the Master Fund's subadvisors, (ii) the management of the Fund's and the Master Fund's business affairs and (iii) the provision of certain clerical, bookkeeping and other administrative services. The commodity subadvisor and Nuveen Asset Management ("NAM", the "collateral subadvisor") are sometimes collectively referred to as the subadvisors.

                              The Manager, a wholly-owned subsidiary of Nuveen Investments, will be registered with the Commodity Futures Trading Commission ("CFTC") as a commodity trading advisor ("CTA") and a commodity pool operator ("CPO") and will be a member of the National Futures Association ("NFA"). The Manager has no previous operating history or experience in operating a commodity pool.

                              Gresham Investment Management LLC, the commodity subadvisor, will manage the portion of the Master Fund's assets invested in commodity interests and pursuant to TAP/SM/ and the Option Strategy. Gresham is a Delaware limited liability company, the successor to Gresham Investment Management, Inc., formed in July 1992. Gresham is registered with the CFTC as a CTA and a CPO and is a member of the NFA. Gresham also is registered with the
                              SEC as an investment adviser. As of [      ],
                              Gresham had over [      ] million under
                              management.

                              Nuveen Asset Management, an affiliate of the
                              Manager and a wholly-owned subsidiary of Nuveen Investments, will invest the Master Fund's collateral in short duration, investment grade quality debt instruments. NAM is a registered investment adviser. Founded in 1898, Nuveen
                              Investments and its affiliates had over $[      ]
                              billion of assets under management as of
                              [      ], 2005.

                              The Master Fund has agreed to pay the Manager an annual fee, payable monthly, in a maximum amount
                              equal to   % of the Master Fund's average daily
                              assets, with lower fee levels for assets that exceed $500 million. The Manager has agreed to pay, out of the fee it receives from the Fund, a fee to each of the commodity subadvisor and the collateral subadvisor for subadvisory services at the rates listed on page [ ] of the Prospectus. No separate management fee will be paid by the Fund. For more information on fees and expenses, including fees attributable to Shares, see "Management of the Fund and the Master Fund."

Distributions...............  Commencing with the Fund's first distribution, the Fund intends to make regular monthly distributions to its Shareholders based on the past and projected performance of the Fund, which in turn is dependent on the past and projected performance of the Master Fund. The Fund's ability to make distributions will depend on a number of factors, including the net earnings (including net realized capital gains) on the Master Fund's portfolio investments and the income generated pursuant to the Option Strategy.

                              The Master Fund expects to receive substantially all of its current income and gains from the following sources:

                                .   capital gains (both short-term and
                                    long-term) from the sale of commodity
                                    interests;

                                . collection of option premium cash flow from writing call options on futures and forward contracts and physical commodities, less the option premium cash
                                    flow paid for purchasing put options; and

                                .   interest paid on collateral invested in
                                    high quality fixed income instruments,
                                    government securities and cash equivalents.

                              The Master Fund and the Fund expect to declare the initial distribution approximately 45 days, and to pay that distribution approximately 60 to 90 days after the completion of this offering, depending on market conditions. See "Distributions."

Transfer Agent, Registrar
  and Custodian.............  [      ] will serve as transfer agent and
                              registrar for the Fund's Shares and custodian for
                              the assets of the Master Fund and the Fund.
                              [      ], the Master Fund's clearing broker, may
                              also serve as custodian for all or a portion of the Master Fund's assets.

Investment Factors You
  Should Consider Before
  Investing in the Fund.....    .   The Fund will invest all of its assets in
                                    the Master Fund, which in turn will invest in a diversified portfolio of commodity interests in U.S. and international markets on the following commodity groups: energy, industrial metals, livestock, agriculturals, tropical foods and fibers, and precious metals.

                                .   Gresham will utilize TAP/SM/ (its
                                    proprietary Tangible Asset Program/SM/) to invest the Fund's assets in a diversified basket of commodity interests pursuant to a commodity investment program. TAP/SM/ utilizes Gresham's investment strategy, which is designed to maintain a consistent exposure to commodity interests as an asset class. Commodity interests as an asset class have traditionally provided diversification benefits to equity and fixed income portfolios. In addition, Fund Shareholders may benefit from commodity interest price movements, combined with supply and demand conditions that may exist from time to time when futures markets are trading in "backwardation," a phenomenon where the current spot (or nearby futures) prices are higher than the prices of futures contracts maturing at a more distant, forward date.

                                . The commodity subadvisor will implement the Option Strategy, which consists of two components: (i) writing call options that are "out-of-the-money" on the Master Fund's futures and forward contracts, or on broad-based commodities indices, to produce option premium cash flow from its investment and (ii) purchasing put options that are "out-of-the-money" on the Master Fund's futures and forward contracts in order to seek protection against a significant decline in the value of the Master Fund's futures and forward contracts from their respective prices at the time the put options were purchased.

                                .   The Master Fund's collateral will be
                                    invested in debt instruments that, at the time of investment, are investment grade quality, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities, corporate obligations and asset-back securities. A debt instrument is considered investment grade quality if it is rated within the four highest grades (BBB- or Baa3 or better by S&P, Moody's or Fitch) by two or more nationally recognized statistical rating organizations that rate such instrument, or if it is unrated but judged to be of comparable quality by the Master Fund's collateral subadvisor.

Break-even Threshold........  At the Master Fund's initial minimum size of
                              $[      ], an investment of $[      ] must earn
                              profits of $[      ] ([      ]%) in order to
                              "break-even" at the end of one year of the Master Fund's operations.

U.S. Federal Income Tax
  Aspects...................  Subject to the discussion below in "Material
                              United States Federal Income Tax Considerations," the Fund will be classified as a grantor trust for United States federal income tax purposes and as a result, Fund Shareholders will receive a tax information statement similar to an IRS Form 1099 but supplemented by additional tax information relating to the Master Fund's tax status as a partnership. For United States federal income tax purposes, you generally will be treated as the beneficial owner of a pro rata portion of the interests in the Master Fund held by the Fund.

                              Subject to the discussion below in "Material
                              United States Federal Income Tax Considerations," the Master Fund will be classified as a partnership for United States federal income tax purposes. Accordingly, neither the Master Fund nor the Fund will incur United States federal income tax liability; rather, each beneficial owner of the Fund's Shares will be required to take into account its allocable share of the Master Fund's income, gain, loss, deduction and other items for the Master Fund's taxable year ending with or within its taxable year.

                              Please refer to the "Material United States
                              Federal Income Tax Considerations" section below for information on the potential United States federal income tax consequences of the purchase, ownership and disposition of Shares.

Reports to Shareholders.....  The Manager will furnish you with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by an independent public accountant and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund and the Master Fund. In addition, each month the Manager will post on its website (http://www.nuveen.com) (which is also the Fund's website) such information relating to the Fund's Shares as the CFTC and the NFA may require to be given to participants in commodity pools (like the Fund) and any such other information as the Manager may deem appropriate. As noted above, Fund Shareholders also will be provided with appropriate information to permit them (on a timely basis) to file United States federal and state income tax returns with respect to their Shares.

                              BREAK-EVEN ANALYSIS

   In order to "break-even" at the end of one year of investing, each $[      ]
you invest must earn profits of $[      ] (at the Fund's initial estimated
minimum size of $[      million]) [or $[      ] (at a Fund size of $[      ]
million)]. The estimated fees and expenses that determine these amounts, which are shown below, have been calculated in the sequence that will be used by the Master Fund. Therefore, each item of income and the related percentage of initial selling price per unit reflects the Master Fund's, and, indirectly, the Fund's, effective cost structure.

                                          Estimated Fund Size
                                          -------------------
                   Maximum Amount Offered $[      ] $[      ]
                   [Minimum Investment].. $[      ] $[      ]

                                                              Dollar            Dollar
                                                              Amount Percentage Amount Percentage
                                                              ------ ---------- ------ ----------
Manager's Management Fee/(1)/................................   $           %     $           %
Brokerage Fees...............................................   $           %     $           %
Transaction Fees.............................................   $           %     $           %
Offering and Organizational Expenses.........................   $           %     $           %
Operating Expenses...........................................   $           %     $           %
                                                                --                --
   Total Fees................................................   $           %     $           %
Interest Income/(2)/.........................................   $           %     $           %
                                                                --                --
Amount of Trading Income Required for the Fund's Net Asset
  Value per Share at the End of One Year to Equal the Initial
  Selling Price per Share....................................   $                 $
                                                                ==                ==
Percentage of Initial Selling Price per Share................               %                 %
                                                                      =======           =======

--------
(1) The Master Fund will pay the Manager an annual fee, payable monthly, in a
    maximum amount equal to [      ]% of the Master Fund's average daily
    assets, out of which the Manager will pay maximum advisory fees to the
    commodity subadvisor and the collateral subadvisor of [      ]% and
    [      ]%, respectively.
(2) Interest income was estimated at an annual rate of [      ]% on [      ]%
    of the [Master] Fund's assets maintained in [cash and other short-term investments].

   See "Fees and Expenses" at page [  ].

                               FEES AND EXPENSES

   The Master Fund will pay fees and expenses that must be offset by investment gains and interest income in order to avoid depletion of the Master Fund's assets. See "Management of the Fund--Management Fees and Expenses."

        Type of Fee or Expense                          Amount
        ----------------------                          ------
 Investment Advisory Fees Business       The Master Fund will pay the Manager
   Management fees                       a maximum amount equal to [    ]% of
                                         average daily assets, payable on a
                                         monthly basis. This maximum fee is
                                         equal to the sum of a fund-level fee
                                         and a complex-level fee. The Manager
                                         will in turn pay the commodity
                                         subadvisor and the collateral
                                         subadvisor, a maximum fee of [    ]%
                                         and [    ]%, respectively. There is
                                         no performance fee.

 Brokerage Commissions and Fees
                                         Brokerage commissions and transaction
                                         fees charged in connection with the
                                         Master Fund's investment activity
                                         estimated at [    ]% of net assets
                                         per year (includes markup and
                                         markdowns on fixed income trades,
                                         floor brokerage, NFA, exchange,
                                         clearing and give-up fees). On
                                         average, the total round-turn
                                         commission expected to be paid to the
                                         commodity broker is less than [    ].

 Organizational, Offering and Other      The Master Fund will pay expenses
   Operating Expenses Reimbursement of   incurred in connection with
   organizational and offering expenses  organizing the Fund and the Master
                                         Fund, and offering of Fund Shares to
                                         the public estimated at $[      ]
                                         [together with interest reimbursed to
                                         [      ] at the close of the
                                         offering.]

   Routine ongoing expenses: periodic    The Master Fund will pay routine
   Board, legal, accounting, filing      ongoing expenses estimated at
   and reporting fees, fees and          $[      ] per year. At the Master
   expenses of the trustee, transfer     Fund's initial minimum size of
   agent, administrator and custodian    $[      ] million, this would equal
                                         [    ]% of the Master Fund's net
                                         assets; at a Master Fund size of
                                         $[    ] million, this would equal
                                         [    ]% of net assets.

 Extraordinary Expenses
                                         Actual expenses incurred that are
                                         non-recurring and unusual in nature
                                         or unanticipated obligations of the
                                         Fund and the Master Fund, payable by
                                         the Fund and the Master Fund,
                                         respectively.

                                 RISK FACTORS

   You should consider carefully the risks described below before making an investment decision. Because of the ownership of the Master Fund by the Fund, a risk affecting the Master Fund will apply equally to the Fund. You should also refer to the other information included in this prospectus, including the Fund's and the Master Fund's financial statements and the related notes.

   An investment in the Fund involves a high degree of risk. You should not invest in Shares unless you can afford to lose all of your investment.

Commodity Interests Risks

   You may lose all of your investment. An investment in the Fund's Shares is subject to investment risk, including the possible loss of the entire amount that you invest. Your investment in the Fund's Shares represents an indirect investment in the Master Fund and in the commodity interests owned by it. Investments in commodity interests historically have had a high degree of price variability and may be subject to rapid and substantial changes. The Master Fund could incur significant losses on its investments in those commodity interests. The Master Fund will purchase put options on a continuous basis in order to seek protection against a significant decline in the value of the Master Fund's futures and forward contracts from their respective prices at the time the put options were purchased. Movements in price may be the result of factors outside of the Master Fund's control and may not be anticipated by the commodity subadvisor. Price movements may be influenced by, among other things:

  .   changes in interest rates;

  . governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;

  .   weather and climate conditions;

  .   changing supply and demand relationships;

  .   changes in balances of payments and trade;

  .   U.S. and international rates of inflation;

  .   currency devaluations and revaluations;

  .   U.S. and international political and economic events; and

  .   changes in philosophies and emotions of market participants.

   Investments in commodity interests are volatile and may result in losses. The Master Fund invests in commodity interests. While such investments, over extended historical periods, have tended to produce positive returns, such has often not been the case over shorter periods. As a result, the Master Fund bears the risk on every trade it makes that it will be the party that incurs a loss. The Master Fund's ability to mitigate losses depends on successful implementation of the Option Strategy. If the Master Fund experiences in the aggregate more losses than gains during the period you hold Shares of the Fund, you will experience a loss even if the Master Fund's historical performance is positive.

   The changing interests of investors, hedgers and speculators in the commodity markets may influence whether futures prices are above or below the expected future spot price. In order to induce investors or speculators to take the corresponding long side of a futures contract, commodity producers must be willing to sell futures contracts at prices that are below the present value of expected future spot prices. Conversely, if the predominant participants in the futures market are the ultimate purchasers of the underlying commodity futures contracts in order to hedge against a rise in prices, then speculators should only take the short side of the futures contract if the futures price is greater than the present value of the expected future spot price of the commodity. This can have significant implications for the Master Fund when it is time to reinvest the proceeds from a maturing futures contract into a new futures contract. If the interests of investors, hedgers and speculators in futures markets have shifted such that commodity purchasers are the predominant participants in the market, the Master Fund will be constrained to reinvest at higher futures prices.

   Regulation of the commodity interests markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Master Fund. Commodity interests markets are subject to comprehensive statutes, regulations and margin requirements. Recent legislation has created a new multi-tiered structure of exchanges in the U.S. subject to varying degrees of regulation, and rules and interpretations regarding various aspects of this regulatory structure have only recently been finalized. Traditional futures exchanges, which are called designated contract markets, are subject to more streamlined and flexible core principles rather than the prior statutory and regulatory mandates. However, with respect to these traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. The regulation of commodity interest transactions in the U.S. is a rapidly changing area of law and is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Master Fund is impossible to predict, but could be substantial and adverse.

   Swap contracts and other contracts traded on a principal basis are subject to counterparty credit risks. The Master Fund may engage in swap and other over-the-counter transactions in energy, industrial metals, livestock, agricultural, tropical foods and fibers, and precious metals. Unlike certain other types of commodity interests, swap contracts are neither traded on nor generally cleared by an exchange or clearinghouse. The Master Fund will be subject to the risk of counterparty default on its swaps. Since swaps do not generally involve the delivery of underlying assets or principal, any loss would be limited to the net amount of payments required by contract. In some swap transactions, the counterparty may require the Master Fund to deposit collateral to support the Master Fund's obligation under the swap agreement, and the Master Fund also may require the counterparty to deposit collateral. If the counterparty to such a swap defaults, the Master Fund would lose the net amount of payments that the Master Fund is contractually entitled to receive and could lose, in addition, any collateral deposits made with the counterparty.

Option Strategy Risks

   The Master Fund may not be able to achieve the objectives of the Option Strategy. Options on futures and forward contracts will be used by the Master Fund to generate premium income, and to offset significant losses by reason of a relatively sharp decline in the price of the Master Fund's commodity interest positions. While the Master Fund seeks to protect its commodity interest positions in the event of a market decline in those positions with the purchase of put options, it must pay a price (a premium) for such protection. The Master Fund intends to mitigate the cost of such protection by purchasing put options that are approximately [ ] to [ ]% "out-of-the money", thus obtaining no protection for modest market declines [and obtaining only partial protection in the event of a steep decline]. On the other hand, to generate option premium cash flow by writing call options, the Master Fund seeks to maximize the amount of its premium income and at the same time preserve the opportunity to profit to some extent in its commodity interests by writing call options that are approximately [ ] to [ ]% "out-of-the money". Investing in options is volatile and requires an accurate assessment of the market and the underlying instrument. Factors such as increased or reduced volatility, limited dollar value traded and timing of placing and executing orders may preclude the Master Fund from achieving optimum results in the Option Strategy and could affect the Master Fund's ability to generate income and limit losses.

   The Master Fund may forego price appreciation in its commodity interests as a result of writing call options. Under normal market circumstances, the Master Fund will write call options on a continuous basis on approximately
[ ]% of the notional value of its futures and forward contract positions. As the writer of a call option, the Master Fund sells, in exchange for receipt of a premium, the right to any appreciation in the value of the futures or forward contract over a fixed price on or before a certain date in the future. Accordingly, the Master Fund is limiting its potential for appreciation on
approximately [      ]% of the value of its portfolio invested in futures and
forward contract positions.

   The Master Fund may incur put premium costs without benefiting from its investment in put options. Under normal market circumstances, the Master Fund will purchase on a continuous basis put options on all or substantially all of the notional value of its futures and forward contract positions. The Master Fund will purchase put options on individual futures and forward contracts held by it, on the aggregate notional value of the futures and forward contracts held by it or on broad based commodity indices. As a holder of a put option, the Master Fund, in exchange for payment of a premium, has the right to receive from the seller of the put option, if the current price is lower than the exercise price, the difference between the put exercise price and the current price of the underlying futures or forward contract on or before a specified date. If the price of the futures or forward contract is greater than the exercise price of the put option upon expiration, then the Master Fund will have incurred the cost of the option but not have received any benefit from its purchase. In addition, because the Master Fund generally will purchase put options that are "out-of-the-money," the Master Fund will not be fully protected against, and will bear the loss associated with, a market decline down to the exercise price of the option and will likely sustain losses in a declining market.

   The Master Fund's, and consequently the Fund's, rate of distributions may fluctuate depending upon market movements and the cash flow generated from the Option Strategy. Distributions paid by the Master Fund to its members, including the Fund, and, in turn, paid by the Fund to Shareholders, are derived in part from the premium cash flow that the Master Fund receives from writing call options, less the cost of purchasing put options. Net option premium cash flow can vary widely.

Risk that the Fund's Shares will Trade at a Discount to Net Asset Value

   There is a risk that the Fund's Shares may trade at prices other than the
Fund's net asset value per unit.   The trading prices of Shares will fluctuate
in accordance with changes in the Master Fund's net asset value as well as market supply and demand. The Fund's Shares may trade at discounts from (and possibly premiums to), the Fund's net asset value. There is no guarantee that large discounts or premiums will not occur for extended periods of time.

Risks related to an Exchange-Listing

   The Exchange may halt trading in the Shares which would adversely impact your ability to sell Shares. The Shares will be listed for trading on the
[      Stock Exchange] under the market symbol       . Trading in Shares may be
halted due to market conditions or, in light of the [      Stock Exchange]
rules and procedures, for reasons that, in the view of the [      Stock
Exchange], make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to "circuit breaker" rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund and the Master Fund will be terminated if the Shares are delisted.

   The lack of an active trading market for Shares may result in losses on your investment at the time of disposition of your Shares. Although the Fund
anticipates that the Shares will be listed and traded on the [      Stock
Exchange], there can be no guarantee that an active trading market for the Shares will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than that you would receive if an active market did exist.

Commodity Subadvisor Risks

   Past performance is no assurance of future results. The commodity subadvisor bases its investment decisions on systematic calculations of the values of global commodity production and total U.S. dollar trading of commodity interests on futures exchanges. Any subsequent commodity subadvisor to the Master Fund may employ a different analysis for investing. Neither the commodity subadvisor's systematic methodology nor the technical or fundamental analysis that may be used by future commodity subadvisors take into account unanticipated world events that may cause losses to the Master Fund. In addition, the commodity subadvisor will be implementing the Option Strategy in order to seek to enhance income and control risk. This Option Strategy has not been implemented on other funds or accounts managed by the commodity subadvisor. Therefore, the performance results for the Master Fund in the future may materially differ from the commodity subadvisor's prior record. The addition of the Master Fund's account may also substantially increase the total amount of assets the commodity subadvisor manages. In any event, past performance does not assure future results.

   Descriptions of the commodity subadvisor's strategies may not be applicable in the future. The commodity subadvisor or any subsequent commodity subadvisor may make material changes to the investment strategy it uses in investing the Master Fund's assets with the consent of the Manager, who has the sole authority to authorize any material changes. If this happens, the descriptions in this document would no longer be accurate or useful. The Manager does not anticipate that this will occur frequently, if at all. You will be informed of any changes to the commodity subadvisor's strategy that the Manager deems to be material; however, you may not be notified until after a change occurs.

   Non-material changes may be made by the commodity subadvisor or any subsequent commodity subadvisor without the Manager's consent. These changes may nevertheless affect the Master Fund's performance.

   Speculative position and trading limits may reduce profitability.   The CFTC
and U.S. exchanges have established "speculative position limits" on the maximum net long or net short position that any person may hold or control in particular futures and options on futures. Most exchanges also limit the amount of fluctuation in certain futures contract prices on a single trading day. The commodity subadvisor believes that established speculative position and trading limits will not adversely affect its investing for the Master Fund. The commodity subadvisor's investment instructions, however, may have to be modified and positions held by the Master Fund may have to be liquidated in order to avoid exceeding these limits. Such modification or liquidation could adversely affect the Master Fund's operations and profitability by increasing transaction costs to liquidate positions and limiting potential profits on the liquidated positions.

   Fund performance may be hindered by increased competition for positions.  Assets in managed futures have grown from an estimated $500 million
in 1980 to over $[      ] billion in 2005. These factors mean increased
investment competition. Since futures are traded in an auction-like market, the more competition there is for the same contracts, the more difficult it is for the commodity subadvisor to obtain the best prices for the Master Fund. The commodity subadvisor is required, when it is simultaneously effecting the same investment purchase or sale transaction for more than one of its advisory customers, to use an allocation methodology that is fair to all of its customers, including the Master Fund.

   Gresham historical performance record. Gresham's historical performance record reflects the use of TAP. Gresham has not previously employed the Option Strategy and as a result, its historical performance record is not based on an investment approach that is identical to the investment approach to be used for the Master Fund.

Other Risks of the Master Fund's Investment Strategy

   There may be a gain or loss on investments in short-term securities. When the Master Fund purchases a futures contract, the Master Fund is required to deposit with its futures commission merchant only a portion of the value of the contract. This deposit is known as "initial margin." If and when the market moves against the position, the Master Fund is required to make additional deposits known as "variation margin." The Master Fund invests its assets other than the amount of margin required to be maintained by the Master Fund, in investment grade securities. The value of these investment grade securities generally moves inversely with movements in interest rates, although because of the securities' short-term nature such changes should be small. The value of these securities might also decline if the credit quality of the issuer deteriorates, or if the issuer defaults on its obligations. If the Master Fund is required to sell short-term securities before they mature when the value of the securities has declined, the Master Fund will realize a loss. This loss may adversely impact the price of the Fund's Shares.

   Certain of the Master Fund's investments could be illiquid. The Master Fund may not always be able to liquidate its positions at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests.

   Unexpected market illiquidity may cause losses to investors from time to time. The large face value of the positions that the commodity subadvisor will acquire for the Master Fund increases the risk of illiquidity by both making its positions more difficult to liquidate at favorable prices and increasing the losses incurred while trying to do so.

   An investment in the Fund may not necessarily diversify an investor's overall portfolio. Historically, the investment performance of commodity interests has generally been negatively correlated or non-correlated, or at least only modestly correlated, to the performance of other asset classes such as equity securities and debt instruments. Non-correlation or low correlation means that there is a low statistical relationship between the performance of commodity interest transactions, on the one hand, and equity securities or debt instruments, on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would tend to be the opposite of each other. Despite this historical non-correlation or low correlation, the Master Fund cannot be expected to be automatically profitable during unfavorable periods in the stock market, or vice versa. If, during a particular period of time, the Master Fund's performance moves in the same general direction as the other financial markets or the Master Fund does not perform successfully relative to overall commodity markets, you may obtain little or no diversification benefits during that period from an investment in the Fund's Shares. In such a case, the Fund may have no gains to offset your losses from such other investments, and you may suffer losses on your investment in the Fund at the same time losses on your other investments are increasing.

   See "Commodity Interests Markets" in Part Two of this document for additional information.

Risk of Investing in Non-U.S. Markets

   Investing in non-U.S. markets would expose the Master Fund to additional credit and regulatory risk. A portion of the Master Fund's investments may be made through markets and exchanges outside the U.S. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as the Master Fund, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, the Master Fund would have less legal and regulatory protection than it does when it trades domestically.

   In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes the Master Fund to credit risk. See "Counterparty Risk" below. Investing through non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss on investments in the affected international markets.

   The Master Fund's non-U.S. investments may expose it to losses resulting from non-U.S. exchanges that are less developed or less reliable than U.S. exchanges. Some non-U.S. commodity exchanges also may be in a more developmental stage than U.S. exchanges, so that prior price histories may not be indicative of current price dynamics. In addition, the Master Fund may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the commodity subadvisor bases its strategies may not be as reliable or accessible as it is in the U.S.

Counterparty Risk

   Over-the-counter transactions are subject to little, if any, regulation and may be subject to the risk of counterparty default. A portion of the Master Fund's assets may be used to invest in over-the-counter commodity interests, such as forward contracts or swap contracts. Over-the-counter commodity interests are typically transacted on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. The protection of CFTC regulation or the statutory scheme of the CEA does not apply to this investing activity by the Master Fund. The markets for over-the-counter commodity contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose the Master Fund in certain circumstances to significant losses in the event of investment abuses or financial failure by participants.

   The Master Fund also faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. The counterparty may not be able to meet its obligations to the Master Fund and as a result, the Master Fund could suffer significant losses on these contracts.

   If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Master Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Master Fund may obtain only limited recovery or may obtain no recovery in such circumstances. The Master Fund will generally enter into over-the-counter transactions with counterparties whose credit rating is investment grade, as determined by a nationally recognized statistical rating organization, or, if unrated, judged by the commodity subadvisor to be of comparable quality.

Operating Risks

   Neither the Fund nor the Master Fund is a regulated investment company. Neither the Fund nor the Master Fund is an investment company subject to the Investment Company Act of 1940, as amended. Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment adviser.

   The Fund and the Master Fund have no operating history. The Fund and the Master Fund are new and have no operating history. Therefore, there is no performance history of the Fund or the Master Fund to serve as a basis for you to evaluate an investment in the Fund. The Manager has not previously operated a commodity pool or selected a commodity trading advisor.

   You will not participate in the management of the Fund or the Master
Fund. You will have limited voting rights with respect to the Fund's affairs, and you will not be permitted to participate in the management or control of the Fund or the Master Fund or the conduct of their businesses. You must therefore rely upon the fiduciary responsibility and judgment of the Manager, the commodity subadvisor, and the collateral subadvisor to manage the Fund's and the Master Fund's affairs.

   Increases in assets under management may affect investment decisions. The more assets in the Master Fund, the more difficult it may be for the commodity subadvisor to trade larger positions without adversely affecting prices and performance and to manage the risks associated with larger positions.

   The Master Fund will rely heavily on key personnel at Gresham to manage the Master Fund's commodity interests. In managing and directing the Master Fund's day-to-day activities and affairs, the Manager will rely heavily on Gresham and
in particular on [      ] and [      ]. Gresham is leanly staffed, so if
[      ] or [      ] were to leave or be unable to carry out his their present responsibilities, it may have an adverse effect on the Master Fund's management.

   Shareholders have limited voting rights and do not control the Manager. Unlike the holder of capital stock in a corporation, Shareholders have limited voting rights on matters affecting the Fund's business. The Manager, whose board is not elected by Shareholders, manages the Fund's activities. Shareholders will have no right to elect the Manager on an annual or any other continuing basis. If the Manager voluntarily withdraws, however, the holders of a majority of the outstanding Shares (excluding for purposes of such determination interests owned by the withdrawing Manager and its affiliates) may elect its successor.

   The Manager may not be removed as Manager except upon approval by the
affirmative vote of the holders of at least       % of the outstanding Shares
(excluding Shares owned by the Manager and its affiliates), subject to the satisfaction of certain conditions. Any removal of the Manager is not effective until the holders of a majority of the outstanding Shares approve a successor Manager. Before the holders of outstanding Shares may remove the Manager, they must receive an opinion of reputable counsel that:

  . such action will not result in the loss of limited liability of any Shareholder or cause the Fund to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes; and

  .   all required consents by any regulatory authorities have been obtained.

   Shareholders' liability may not be limited in certain circumstances, including potentially having liability for the return of wrongful distributions. A number of states do not have "business trust" statutes such as that under which the Fund has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by the Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, the Fund indemnifies all of its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner. The Manager is itself generally liable for all Fund obligations and will use its assets to satisfy any such liability before such liability would be enforced against any Shareholder individually.

   The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Declaration of Trust. In addition, although the Manager is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Declaration of Trust that they will indemnify the Fund for any harm suffered by it as a result of

  .   Shareholders' actions unrelated to the Fund's business, or

  . taxes imposed on the Shares by the states or municipalities in which such Shareholders reside.

   The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Fund for taxes imposed upon it by the state or municipality in which particular Shareholders reside) are commonplace in statutory trusts and limited partnerships.

   The Fund could terminate before you achieve your investment objectives. The Manager may, in its sole discretion, terminate the Fund or the Master Fund at any time, regardless of whether the Fund or the Master Fund has incurred losses, without giving prior notice to Shareholders. In particular, unforeseen circumstances, including substantial losses, withdrawal of the Manager or the commodity subadvisor or suspension or revocation of the CFTC registrations or memberships in the NFA by the Manager or the commodity subadvisor could cause the Fund and the Master Fund to terminate. However, no designated level of losses will require the Manager to terminate the Fund or the Master Fund. The Fund's or the Master Fund's termination would cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

   The Master Fund pays fees and expenses regardless of profitability. The Master Fund pays brokerage commissions, over-the-counter dealer spreads, organization and offering expenses, management fees and operating and extraordinary expenses, in all cases regardless of whether the Master Fund's activities are profitable. Accordingly, the Master Fund must earn investment gains sufficient to compensate for these fees and expenses before it can earn any profit.

   The Master Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships. The clearing arrangements between the clearing brokers and the Master Fund generally are terminable by the clearing brokers once the clearing broker has given the Master Fund notice. Upon termination, the Master Fund may be required to renegotiate or make other arrangements for obtaining similar services if it intends to continue investing in futures contracts or other commodity interests at its then current level of capacity. Even if another clearing broker acceptable to the Master Fund is available, these services may not be available on terms as favorable as those of the expired or terminated clearing arrangements.

   The value of the Shares may be adversely affected if the Fund is required to indemnify the Trustee or the Manager. Under the Fund's Declaration of Trust, the Trustee and the Manager have the right to be indemnified for any liability or expense it incurs without negligence or misconduct. That means that the Manager may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the net asset value of the Fund and the value of the Shares.

   The failure or bankruptcy of one of its clearing brokers could result in a substantial loss of Master Fund assets. Under CFTC regulations, a clearing broker maintains customers' assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that clearing broker's bankruptcy. In that event, the clearing broker's customers, such as the Master Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional Share of all property available for distribution to all of that clearing broker's customers. The Master Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

   From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker's involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker's trading operations, which could impair the clearing broker's ability to successfully execute and clear the Master Fund's trades.

   You will not be able to review the Fund's holdings on a daily basis. You cannot review the Fund's holdings on a daily basis, but the Fund's investment results will be reported on a periodic (generally at least monthly) basis.

   An investment in the Shares may be adversely affected by competition from other methods of investing in commodity interests. The Fund and the Master Fund constitute a new, and thus untested, type of investment vehicle. They compete with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the Manager's control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the Shares

   Third parties may infringe or otherwise violate intellectual property rights or assert that the Manager has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention. Third parties may obtain the commodity subadvisor's intellectual property or technology, including its trading program and/or software, without permission. Any unauthorized use of the proprietary software and other technology could adversely affect its competitive position. Proprietary software and other technology are becoming increasingly easy to duplicate, particularly as employees with proprietary knowledge leave the owner or licensed user of that software or other technology. The commodity subadvisor may have difficulty monitoring unauthorized uses of its proprietary software and other technology. The precautions taken may not prevent misappropriation or infringement of its proprietary software and other technology. Also, third parties may independently develop proprietary software and other technology similar to that of the commodity subadvisor or claim that the commodity subadvisor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the commodity subadvisor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties' proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties' rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the commodity subadvisor is successful and regardless of the merits, may result in significant costs, divert its resources from the Master Fund, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

   The Master Fund's success depends on the ability of the commodity subadvisor to accurately implement its investment program, and any failure to do so could subject the Master Fund to losses on such transactions. Certain computerized trading systems rely on the commodity subadvisor to accurately process the systems' outputs and execute the transactions called for by the systems. In addition, the Master Fund relies on the commodity subadvisor to properly operate and maintain its computer and communications systems upon which the trading systems rely. Execution and operation of the systems is therefore subject to human error. Any failure, inaccuracy or delay in implementing any of the systems and executing the Master Fund's transactions could impair its ability to achieve the Master Fund's investment objectives. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

   The occurrence of a terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt the Master Fund's investment activity and materially affect the Master Fund's profitability. Certain events have a disruptive effect on the operations of the Master Fund, the exchanges, brokers and counterparties with whom the Master Fund does business, such as terrorist attacks (including the terrorist attacks in the U.S. on September 11, 2001), war and other geopolitical events. None of the Master Fund, the Fund, the Manager or the subadvisors can predict the effects of similar events in the future on the U.S. economy.

   The offering of Shares has not been subject to independent review or review on your behalf. Shareholders do not have legal counsel representing them in connection with the Fund. Accordingly, a Shareholder should consult his or her legal, tax and financial advisers regarding the desirability of investing in the Fund. You cannot predict the expected results of this Fund or the Master Fund from the performance history of other funds managed by the commodity subadvisor.

   Deregistration of the commodity pool operator and investment subadvisors could disrupt operations. The Manager and the commodity subadvisor are registered commodity pool operators and registered commodity trading advisors. If the CFTC were to terminate, suspend, revoke or not renew the Manager's registrations, the

Manager would be compelled to withdraw as the Master Fund's Manager. The Shareholders would then determine whether to select a replacement Manager or to dissolve the Fund. If the CFTC and/or the SEC were to terminate, suspend, revoke or not renew either of the subadvisor's registrations, the Manager would terminate the management agreement with that subadvisor. The Manager could choose to appoint a new subadvisor or terminate the Fund and the Master Fund. No action is currently pending or threatened against the Manager, the commodity subadvisor or the collateral subadvisor.

   Regulatory changes could restrict the Master Fund's operations. Federal agencies including the SEC and the CFTC regulate certain activities of the Fund, the Master Fund, the Manager and the subadvisors. Regulatory changes could adversely affect the Master Fund by restricting its markets or activities, limiting its trading and/or increasing the taxes to which investors are subject. The Manager is not aware of any pending or threatened regulatory developments that might adversely affect the Master Fund; however, adverse regulatory initiatives could develop suddenly and without notice.

Tax Risk

   Your tax liability may exceed cash distributions. You will be taxed on your Share of the Fund's taxable income and gain each year, regardless of whether you receive any cash distributions from the Fund. Your share of such income or gain, as well as the tax liability generated by such income or gain, may exceed the distributions you receive from the Fund for the year.

   You could owe tax on your share of the Fund's ordinary income despite overall losses. Gain or loss on futures and options will generally be taxed as capital gains or losses for U.S. federal income tax purposes. Interest income is ordinary income. In the case of an individual, capital losses can only be used to offset capital gains plus $3,000 ($1,500 in the case of a married taxpayer filing a separate return) of ordinary income each year. Therefore, you may be required to pay tax on your allocable share of the Fund's ordinary income, even though the Fund incurs overall losses.

   Your allocable portion of certain Fund expenses may be subject to deductibility limitations. The Master Fund and the Manager intend to treat management fees and other expenses passed through to the Fund by the Master Fund as ordinary and necessary business deductions, but it is possible the IRS might challenge this position, in which case non-corporate Shareholders might be required by the IRS to report a portion of those expenses as miscellaneous itemized deductions, subject to substantial restrictions on deductibility.

   Non-U.S. investors may face U.S. tax consequences. Non-U.S. investors should consult their own tax advisors concerning the applicable foreign as well as the U.S. tax implications of an investment in the Fund. Non-U.S. investors may also be subject to special withholding tax provisions if they fail to furnish the Fund (or another appropriate person) with a timely and properly completed Form W-8BEN or other applicable form.

   The Fund's tax treatment depends on its status as a grantor trust and the Master Fund's status as a partnership and if the IRS treated either the Fund or the Master Fund as a corporation for tax purposes, it would adversely affect distributions to Shareholders. Based upon the continued accuracy of the representations of the Manager, the Fund and the Master Fund believe that under current law and regulations they will be classified as a grantor trust and a partnership, respectively, for federal income tax purposes. However, neither entity has requested, nor will they request, any ruling from the IRS as to this status. In addition, you cannot be sure that those representations will continue to be accurate. If the IRS were to challenge the federal income tax status of either the Fund or the Master Fund, such a challenge could result in
(i) an audit of each Shareholder's entire tax return and (ii) adjustments to items on that return that are unrelated to the ownership of Shares. In addition, each Shareholder would bear the cost of any expenses incurred in connection with an examination of his or her personal tax return.

   If either the Fund or the Master Fund were taxable as a corporation for federal income tax purposes in any taxable year, its income, gains, losses and deductions would be reflected on its own tax return rather than being passed through (proportionately) to Shareholders, and it would become subject to an entity-level income tax on its net income at corporate rates. In addition, some or all of the distributions made to Shareholders would be classified as dividend income which would have been reduced as a result of the federal, state and local taxes paid by the Fund or the Master Fund, as the case may be.

   The Fund's or the Master Fund's tax returns could be audited. The IRS could audit the Fund's or the Master Fund's tax returns. If an audit resulted in an adjustment to the tax return of either the Fund or the Master Fund, you could be required to file an amended tax return.

   Items of income, gain, deduction, loss and credit with respect to Fund Shares could be reallocated if the IRS does not accept the conventions used by the Master Fund in allocating Master Fund tax items. U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Master Fund will apply certain conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Fund Shareholders in a manner that reflects Shareholders' beneficial Shares of Master Fund items, but these conventions may not be in full technical compliance with applicable tax requirements. It is possible that the IRS will successfully assert that the conventions used by Master Fund to allocate income to the Fund and, indirectly, the Shareholders do not satisfy the technical requirements of the U.S. tax law and could require that items of income, gain, deduction, loss or credit be reallocated in a manner that adversely affects you.

   The current treatment of long-term capital gains under current U.S. federal income tax law may be adversely affected in the future. Under current law, long-term capital gains are taxed to non-corporate investors at a maximum United States federal income tax rate of 15%. This tax treatment may be adversely affected by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2008.

   Prospective Shareholders are strongly urged to consult their own tax advisors and counsel with respect to the possible tax consequences to them of an investment in any Shares. The tax consequences may differ in respect of different Shareholders.

                         THE MASTER FUND'S INVESTMENTS

   The Fund's primary investment objective is to provide an attractive level of current income and gains. The Fund's secondary objective is to seek capital appreciation consistent with the Fund's strategy and primary objective. The Fund intends to pursue its investment objectives by investing all of its assets in the Master Fund, which in turn intends to pursue its investment objectives by utilizing (i) an actively managed, rules-based commodity investment strategy, whereby the Master Fund will invest in commodity interests and
(ii) the Option Strategy, whereby the Master Fund will write call options (to obtain option premium cash flow) and purchase put options (for protection against significant asset value declines), in each case on its futures and forward contracts. The Master Fund and the Fund expect to declare their initial distribution approximately 45 days, and to pay that distribution approximately 60 to 90 days, from the completion of this offering, depending on market conditions. The Fund cannot assure you that it will achieve its investment objectives. See "Risk Factors."

   Under normal market circumstances, the Master Fund will invest in commodity interests, including futures and forward contracts, options on futures and forward contracts and swap contracts (collectively, "commodity interests"). The Master Fund will invest typically in futures and forward contracts and options on futures and forward contracts that are traded on U.S. and non-U.S. exchanges and in OTC put options and swap contracts and other off-exchange commodity interests through dealers pursuant to negotiated, bi-lateral arrangements. Under normal market circumstances, the Master Fund will not invest in commodity interests that have an aggregate notional value in excess of the Master Fund's total assets, and not more than 10% of the Master Fund's net assets will be committed to premiums in OTC put options, swap contracts or other off-exchange commodity interests. The Master Fund will invest in commodity interests in the following commodity groups: energy, industrial metals, livestock, agriculturals, tropical foods and fibers, and precious metals. When futures contracts, options on futures contracts or other commodity interests invested in by the Master Fund are listed on multiple exchanges, the Master Fund will, under normal circumstances, invest in those commodity interests that are listed on the exchange with the greatest dollar value traded in those commodity interests. (See Appendix A for a list of futures contracts and other commodity interests that the Master Fund may invest in and the exchanges on which they currently trade with the greatest dollar value traded.)

   The Master Fund may also invest in other commodity interests that are presently, or may hereafter become, the subject of commodity futures trading. Except for certain limitations described herein, there are no restrictions or limitations on the specific commodity interest investments.

   Pursuant to the Option Strategy, under normal market circumstances, the Master Fund will write call options on a continuous basis on approximately
[ ]% of the notional value of its futures and forward contracts. Under normal market circumstances, the Master Fund also will purchase put options on a continuous basis on all or substantially all of the notional value of its commodity interests.

   The Master Fund's investments in commodity interests will not require significant outlays of principal, and the Master Fund anticipates that it will maintain significant collateral that will be invested in debt instruments of short duration that at the time of investment are investment grade quality, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities, corporate obligations and asset-backed securities. A debt instrument is considered investment grade quality if it is rated within the four highest grades (BBB- or Baa3 or better by S&P, Moody's or Fitch) by two or more nationally recognized statistical rating organizations that rate such instrument, or if it is unrated by all such organizations but judged to be of comparable quality by the Master Fund's collateral subadvisor.

                  MANAGEMENT OF THE FUND AND THE MASTER FUND

The Fund

   The Fund is a Delaware statutory trust organized on [      ], 2005. The Fund
maintains its main business office at 333 West Wacker Drive, Chicago, Illinois 60606. The Fund is a commodity pool. It operates pursuant to the terms of the
Declaration of Trust attached as Exhibit [      ], which grants full management
control to the Manager.

The Master Fund

   The Master Fund is a Delaware limited liability company organized on
[          ], 2005. The Master Fund maintains its main business office at 333
West Wacker Drive, Chicago, Illinois 60606. The Master Fund is a commodity pool. It operates pursuant to the terms of the LLC Agreement attached as
Exhibit [      ] to this prospectus, which grants full management control to the Manager.

The Master-Feeder Structure

   The Fund will invest all of its assets in the Master Fund. The Fund will hold no investment assets other than Master Fund Units. The Master Fund will pay expenses on behalf of the Fund and such expenses will reduce the net asset value of Fund Shares. The Fund will own approximately 99% of the Master Fund Units, and the Manager will own the remaining Master Fund Units. The investment results of the Fund will be directly and completely dependent on the investment results of the Master Fund.

Trustee

   [John P. Amboian], a [Director and Principal Executive Officer], is the sole
Trustee of the Fund. The Trustee's principal offices are located at [      ].
The Trustee is unaffiliated with the Manager. The Trustee's duties and liabilities with respect to the offering of the Shares and the Fund's management are limited to its express obligations under the Declaration of Trust. The rights and duties of the Trustee, the Manager and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Declaration of Trust.

Manager and Subadvisors

   The Manager. Nuveen Commodities Asset Management, LLC is the Manager of the Master Fund, and will be responsible for determining the Master Fund's overall investment strategy and its implementation, including (i) the selection and ongoing monitoring of (a) the commodity subadvisor, to invest the portion of the Master Fund's assets to be invested in commodity interests and pursuant to TAP/SM/ and the Option Strategy and (b) the collateral subadvisor, to invest the Master Fund's collateral in short duration, investment grade debt instruments, (ii) the management of the Fund's and the Master Fund's business affairs and (iii) the provision of certain clerical, bookkeeping and other administrative services for the Fund and the Master Fund.

   The Manager is a wholly-owned subsidiary of Nuveen Investments, a Delaware corporation. Founded in 1898, Nuveen Investments and its affiliates had over
$[      ] billion of assets under management as of June 30, 2005. Nuveen
Investments is a publicly-traded company.

   The Manager will be registered with the CFTC as a CTA (effective date of
registration       ) and as a CPO [(effective date of registration       )] and
will be a member of the NFA. [The Manager's business and affairs are managed by a board of directors, which will be comprised of [four] management directors who also are the executive officers of the Fund [and the Master Fund,] and [three] independent directors who make up the audit committee and meet the
independent director requirements established by the [      Stock Exchange] and
the Sarbanes-Oxley Act of 2002.] The Manager has no operating history or experience in operating a commodity pool.

   John P. Amboian is the President of the Manager, and William Adams IV and Julia Antonatos and Gifford R. Zimmerman are each Managing Directors of the Manager. Mr. Amboian has been President of Nuveen Investments, Inc. and its various subsidiaries since May 1999. Prior thereto, he served as Executive Vice President of Nuveen Investments, Inc. and its subsidiaries since June 1995.
Mr. Adams has been Executive Vice President, U.S. Fund Products of Nuveen Investments, Inc. since December 1999. Prior thereto, Mr. Adams was Managing Director of Structured Investments effective September 1997 and Vice President and Manager, Corporate Marketing effective August 1994. Ms. Antonatos is a Managing Director (since 2005) of Nuveen Investments, LLC. Prior thereto, Ms. Antonatos was a Vice President, from 2002 to 2005, and an Assistant Vice President, from 2000 to 2002, of Nuveen Investments, LLC. Mr. Zimmerman is a Managing Director (since 2002), Assistant Secretary and Associate General Counsel of Nuveen Investments, LLC.

  Commodity Subadvisor.

   Background and Personnel. The Manager has selected Gresham to manage the assets of the Master Fund to be invested in commodity interests and pursuant to TAP/SM/ and the Option Strategy. Gresham is a Delaware limited liability company, the successor to Gresham Investment Management, Inc. formed in July 1992. Gresham maintains its main business office at 67 Irving Place, 12/th/ Floor, New York, NY 10003. Gresham is registered with the CFTC as a CTA (effective date of registration August 17, 1994) and as a CPO (effective date of registration August 17, 1994) and is a member of the NFA. Gresham also is registered with the SEC as an investment adviser. Gresham's sole business activity is to render commodity interest advisory services and manage assets on behalf of its clients.

   Gresham's principals are Jonathan S. Spencer, Douglas J. Hepworth,
Dr. Stanley A. Lefkowitz and Dr. Henry G. Jarecki. Mr. Spencer is responsible for investing the Master Fund's assets to be invested in TAP/SM /and the Option Strategy.

   Mr. Spencer, the President of Gresham since August 1995, has been registered with the CFTC as a principal and associated person of Gresham since August 17, 1994. Mr. Spencer is responsible for Gresham's day-to-day operational and administrative matters. In December 1986, Mr. Spencer began working for The Falconwood Corporation, a family office that is affiliated with Gresham, and is currently a portfolio manager and an Executive Vice President of that office. Mr. Spencer also is the President of Enhanced Index Management, LLC, a Delaware limited liability company formed in March 1999 ("EIM"). Additionally, Mr. Spencer was the President of KPQ Futures, futures commission merchant, from September 1991 to July 1995, and Executive Vice President of Windham Futures Corporation ("Windham") (formerly Brody, White & Company,
Inc.), futures commission merchant, from August 1995 to [      ], [      ].
Mr. Spencer received a Bachelor of Science Degree in Management Information Systems from the State University of New York at Buffalo in 1986.

   Mr. Hepworth is an Executive Vice President of Gresham since January 2004. His registration with the CFTC as a principal and associated person of Gresham is pending. Mr. Hepworth is the Director of Quantitative Research and a member of the Investment Policy Committee for Gresham as well as the Director of Marketing. Mr. Hepworth re-joined The Falconwood Corporation in April 2000. He had worked there from June 1993 until June 1995; in the interim he worked for Millennium Partners, a multi-strategy hedge fund based in New York.
Mr. Hepworth received his BA from Columbia College in 1982 and earned his CFA designation in 1994.

   Dr. Lefkowitz is an Executive Vice President and the Secretary of Gresham and has been registered with the CFTC as a principal of Gresham since
August 17, 1994. Dr. Lefkowitz also is the Secretary of EIM. Dr. Lefkowitz was a principal of KPQ Futures from September 1991 to July 1995 and an Executive Vice President of Windham from August 1995 to August 1996. Dr. Lefkowitz graduated from Temple University in 1965 with a Bachelor of Arts degree in Chemistry and from Princeton University in 1970 with a Ph.D. in Chemistry.

   Dr. Jarecki is the Chairman of Gresham since 1992 as well as the head of the Investment Policy Committee for TAP/SM/. Dr. Jarecki is known in the precious metals business for his work with Mocatta & Goldsmid, bullion dealers to the Bank of England since 1671, and with Mocatta Metals Inc., a company he founded and later sold to Standard Chartered Bank. In addition, Dr. Jarecki's career has included senior management positions at international commodity futures trading and brokerage firms, Brody White & Co., Inc. and Brody White (UK) Ltd., until their sale to the FIMAT arm of Societe Generale. Dr. Jarecki was the Chairman of MovieFone, Inc. until its sale to America Online in 1999.
Dr. Jarecki was a Director of the NFA from 1979 to 1993 and served as a Director of the Commodity Exchange, Inc. from 1970 to 2002, the Chicago Board of Trade from 1970 to 1996, and the Futures Industry Association from 1979 to 1985. Dr. Jarecki has been continually employed by the Falconwood Corporation which he founded in 1976, and is the Chairman of that company. Dr. Jarecki was
the Chairman of the Board of Windham from 1971 until [      ]. He is a graduate
of the University of Heidelberg and a practicing physician.

  Gresham Investment Philosophy and Process.

   Commodity Interests. The Manager has selected Gresham as the Master Fund's commodity subadvisor. So long as Gresham is the commodity subadvisor, a portion of the Master Fund's assets will be actively managed using a rules-based commodity strategy known as TAP/SM/. TAP utilizes Gresham's investment strategy, which is designed to maintain a consistent exposure to commodity interests as an asset class. Commodity interests as an asset class have traditionally provided diversification benefits to equity and fixed income portfolios. In addition, Fund Shareholders may benefit from commodity interest price movements, combined with supply and demand conditions that may exist from time to time when futures markets are trading in "backwardation." Backwardation is a situation in futures markets where the current spot (or nearby futures) prices are higher than the prices of futures contracts maturing at a more distant, forward date, instead of at lower prices (as one would expect given that money has a "time value"). Weightings of each tangible commodity are determined by the commodity subadvisor's research and development staff, based upon such factors as the value of commodities traded on futures and options exchanges, as well as the world production values of the respective cash commodities. The portfolio is designed to take advantage of the mean reverting characteristics of commodities and their futures, and is rebalanced periodically based on a proprietary model. As noted above, selections generally will include some representation from each of the following commodity groups energy, industrial metals, livestock, agriculturals, tropical foods and fibers, and precious metals.

   To make futures investing comparable to typical unleveraged positions in equities and bonds, the futures need to be fully collateralized (typically, futures contracts have margin requirements that are 10% or less of the face value of the contract). In a fully collateralized futures purchase, the total return on commodity futures is composed of the price, roll, and collateral return. The price return reflects the movement in the spot price of the commodities; roll return measures the returns accrued from investing in nearby futures contracts and rolling them over into the next nearby contract shortly prior to their expiration; and the collateral return is the 90-Day Treasury Bill rate that the investor receives on the collateral amount (which is equal to the face value of the futures contract).

   Option Strategy. Under normal market circumstances, the Master Fund will write call options on a continuous basis on approximately [ ]% of the notional value of its futures and forward contract positions to obtain option premium cash flow from its investments (though relinquishing potential upside return above the exercise price of the options). Under normal market circumstances, the Master Fund also will purchase put options on a continuous basis on all or substantially all of the notional value of its futures and forward positions in order to seek protection against a significant decline in the value of the Master Fund's futures and forward contracts from their respective prices at the time the put options were purchased.

   The Master Fund will write call options on individual futures and forward contracts held by it or on broad based commodity indices, such as the DJ/AIG-CI or the GSCI, whose prices are expected to closely correspond to those of at least a substantial portion of the commodity interests held by the Master Fund. The call options written by the Master Fund will generally be [ ] to [ ]% "out-of-the-money" (i.e., the exercise price will be greater than the then current price of the underlying futures or forward contract at the time the call option is written). As the writer of the call option, the Master Fund sells, in exchange for receipt of a premium, the right to any appreciation in the value of the futures or forward contract over a fixed price (the exercise price) on or before a certain date in the future. If, on or before the expiration of the call option, the purchaser exercises the call option, the Master Fund will be obligated to sell the futures or forward contract to the purchaser of the call at the option exercise price and will likely replace the futures or forward contract at a price that might be significantly higher. The Master Fund generally will write call options that have durations of [ ] to [ ] months. On approximately [ ]% of the notional value of its futures and forward contract positions, the Master Fund will retain the portion of any appreciation in the futures or forward contract up to the option exercise price. Regardless of the price performance of the futures or forward contract, the Master Fund will retain the amount of option premium cash flow received by the Master Fund for writing the call option.

   The Master Fund also will purchase OTC put options on a basket of commodities or on broad based commodity indices, such as the DJ/AIG-CI or the GSCI, whose prices are expected to closely correspond to those of at least a substantial portion of the futures or forward contracts held by the Master Fund. The Master Fund may also purchase put options on individual futures and forward contracts held by it. Under normal market circumstances, the Master Fund's put options will be purchased on a continuous basis on all or substantially all of its futures or forward contract positions. The Master Fund will purchase put options that are "out-of-the-money" in order to seek protection against a significant decline in the value of the Master Fund's futures and forward contracts from their respective prices at the time the put options were purchased. The Master Fund will generally purchase put options that are approximately [ ] to [ ] percent "out-of-the-money" (i.e., the exercise price of the option is less than the price of the futures or forward contact at the time the option is purchased). The Master Fund generally will purchase put options that have durations of approximately [ ] year. As a holder of a put option, the Master Fund, in exchange for payment of a premium, has the right to receive from the seller of the put option, if the current price is lower than the exercise price, the difference between the put exercise price and the current price of the underlying futures or forward contract on or before a specified date. Because the put options purchased by the Master Fund will be "out-of-the-money," the Master Fund's portfolio will not be fully protected against, and will bear the loss associated with, a market decline down to the exercise price of the option and will likely sustain losses in a declining market.

  Collateral Subadvisor.

   Background and Personnel. The Manager has selected NAM to invest the Master Fund's collateral in short duration, investment grade quality debt instruments. NAM, like the Manager, is a wholly-owned subsidiary of Nuveen Investments.

   Andrew Stenwall is a member of the Nuveen Taxable Income Team and he is responsible for managing its taxable fixed income team. Prior to joining NAM in 2004, Mr. Stenwall served as the Fixed Income CIO for Bank of America Capital Management. Before becoming the Fixed Income CIO in 2002, Mr. Stenwall was the Managing Director in charge of taxable fixed income and the leader of the structured products team. From 1995 through 1997, Mr. Stenwall worked for Lazard Freres Asset Management as a senior portfolio manager. Mr. Stenwall received his MBA from the Anderson Graduate School of Management at UCLA and a bachelor's degree in aeronautical engineering from Rensselaer Polytechnic Institute.

   Investment Philosophy and Process. The Master Fund's investments in commodity interests generally will not require significant outlays of principal and the Master Fund anticipates that it will maintain significant collateral that will be invested in debt instruments of short duration with maturities ranging from [ ] months to [ ] years that, at the time of investment, are investment grade quality, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities, corporate obligations and asset-backed securities. A debt instrument is considered investment grade quality if it is rated within the four highest grades (BBB- or Baa3 or better by S&P, Moody's or Fitch) by 2 or more nationally recognized statistical rating organizations that rate such instrument, or if it is unrated but judged to be of comparable quality by the collateral subadvisor. This portion of the Fund's investment portfolio will maintain an average weighted modified duration of less than [ ] year, and no holding will have a modified duration exceeding
[ ] years. Duration is a measure of the price volatility of a debt instrument as a result of changes in market rates on interest, based on the weighted average timing of the instruments expected principal and interest payments. The collateral subadvisor will seek to generate total return that exceeds its
benchmark (      ) by [      ].

Management Fees

   The Master Fund has agreed to pay an annual fee for the services and facilities provided by the Manager, payable on a monthly basis, according to the following schedule:

                  Average Daily Managed Assets Management Fee
                  ---------------------------- --------------
                   Up to $500 million.........
                   $500 million to $1 billion.
                   $1 billion to $1.5 billion.
                   $1.5 billion to $2 billion.
                   $2 billion and over........

   Pursuant to an agreement between the Manager and the commodity subadvisor, the commodity subadvisor will receive from the Manager a fee based on the Master Fund's average daily assets, payable on a monthly basis as follows:

                  Average Daily Managed Assets Management Fee
                  ---------------------------- --------------
                   Up to $500 million.........
                   $500 million to $1 billion.
                   $1 billion to $1.5 billion.
                   $1.5 billion to $2 billion.
                   $2 billion and over........

   Pursuant to an agreement between the Manager and the collateral subadvisor, the collateral subadvisor will receive from the Manager a fee based on the Master Fund's average daily assets, payable on a monthly basis as follows:

                  Average Daily Managed Assets Management Fee
                  ---------------------------- --------------
                   Up to $500 million.........
                   $500 million to $1 billion.
                   $1 billion to $1.5 billion.
                   $1.5 billion to $2 billion.
                   $2 billion and over........

   In addition to the fee of the Manager, the Master Fund pays all other costs and expenses of its operations, including [custodian], transfer agent expenses, legal fees, expenses of independent auditors, expenses of preparing, printing and distributing Shareholder reports, notices, proxy statements, reports to governmental agencies, and taxes, if any.

Regulatory and Litigation

   Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Manager, the underwriters, the subadvisors, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

                          GRESHAM PERFORMANCE RECORD

   Gresham and two of its principals, Dr. Jarecki and Mr. Spencer have directed one proprietary account, a family trust, from January 1987 through the present. Gresham was formed in 1992 to continue the management of this account. Gresham began managing client accounts in September 2004 and continues to manage client accounts to-date. All of these accounts are traded pursuant to one strategy, the Tangible Asset Program (TAP/SM/). The capsule performance table on the following page reflects the actual trading performance of Gresham's client accounts traded pursuant to TAP and does not include performance based on the use of the Option Strategy. The actual performance record of Gresham's proprietary account using TAP is set forth in the Supplemental Performance Record included in Part Two.

   The results set forth in the accompanying performance records may not be representative of the results that may be achieved by Gresham in the future, in part because past results are not necessarily indicative of future results. Also, Gresham has not previously employed the Option Strategy and as a result, its historical performance record is not based on an investment approach that is identical to the investment approach to be used for the Master Fund. Additionally, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions and other factors described under the heading "Conflicts of Interest."

   Future investment performance will also be affected by the increasing amount of funds managed by the commodity subadvisor. For example, in certain commodity interests, the commodity subadvisor may be unable to acquire positions as large as its strategy might otherwise dictate, because the sizes of these speculative positions are limited by legal regulations. Also, "skid" or "slippage" (the difference between ideal and actual trade execution prices, and the transaction cost resulting therefrom) may increase with the execution of larger orders. Finally, fewer commodity interests may be sufficiently liquid to trade, reducing diversification and opportunities to profit.

   For all of the above reasons, no investor should expect the same performance as that of any other account traded previously, simultaneously or subsequently by Gresham, its principals, or the composite presented herein, as past performance is not necessarily indicative of future results.

Composite Performance Capsule for Gresham Investment Management LLC

Name of CTA:                                              Gresham Investment Management LLC
Name of Trading Program:                                  Tangible Asset Program (TAP/SM/)
Inception of Trading by CTA:
Inception of Trading in Offered Program:
# of accounts currently traded pursuant to the
  program as of [        ]:
Total notional assets under management as of [        ]:
Total notional assets traded pursuant to the
  program as of [        ]:
Largest monthly draw-down:
Worst peak-to-valley draw-down:

Number of profitable accounts that are open :
Number of profitable accounts that are closed:
Range of returns experienced by profitable open accounts:
Range of returns experienced by profitable closed
  accounts:
Number of losing accounts that have opened:
Number of losing accounts that have closed:

   Past Performance is not Necessarily Indicative of Future Results. The Composite Performance Capsule and the Rates of Return apply only to TAP and do not include the Option Strategy.

                                Rate of Return
                              Month     2004 2005
                              -----     ---- ----
                              January..
                              February.
                              March....
                              April....
                              May......
                              June.....
                              July.....
                              August...
                              September
                              October..
                              November.
                              December.
                              Year.....

                             THE COMMODITY BROKER

                             [INFORMATION TO COME]

                             CONFLICTS OF INTEREST

   The Manager Has Conflicts of Interest. There are present and potential future conflicts of interest in the Fund's structure and operation you should consider before you purchase Shares. The Manager will use this notice of conflicts as a defense against any claim or other proceeding made.

   The collateral subadvisor is an affiliate of the Manager. As a result of this affiliation the fee paid out of the Manager's fee to the collateral subadvisor has not been established by "arm's-length" negotiation, and the Manager may not have as much of an incentive to replace the collateral subadvisor.

   The Manager has sole current authority to manage the investments and operations of the Fund and the Master Fund, and may act to create a conflict with Shareholders' best interests. For instance, although the Manager intends to cause the Master Fund to make monthly distributions to the Fund, and in turn, to cause the Fund to make monthly distributions to Shareholders, it has the discretion to withhold distributions, which could have the effect of increasing its management fees. Your lack of voting control will limit your ability to influence matters such as amendment of the Declaration of Trust, change in the Fund's and the Master Fund's basic investment policy, the expenses incurred by the Fund, dissolution of the Fund or the Master Fund, or the sale or distribution of the Fund's or the Master Fund's assets.

   Conflicts Relating to the Commodity Subadvisor. Situations may arise where the Master Fund could be disadvantaged because of activities conducted by the commodity subadvisor for other clients. Such situations may be based on, among other factors, legal restrictions on the combined size of specific commodity interests positions that may be taken for all accounts managed by the commodity subadvisor; the difficulty of liquidating an investment for more than one account where the market cannot absorb the sale of the combined positions; or the determination that a particular investment is warranted only if hedged with an option and there is limited availability of such options. Instances also may arise where the commodity subadvisor determines that an investment opportunity is suitable for more than one account but the market is too illiquid to enable each such client to participate to the extent advisable. In the above situations, or in other situations in which conflicts arise, the commodity subadvisor will endeavor to allocate investment opportunities fairly.

   The commodity subadvisor currently manages, and in the future may manage, accounts that pay higher advisory fees, including performance fees, than the Master Fund, which may at least theoretically provide the commodity subadvisor with a financial incentive to favor such other accounts over the Master Fund.

   Conflicts Relating to the Manager and the Commodity Subadvisor. [The Manager and] the commodity subadvisor [, respectively,] intend[s] to operate other domestic and foreign commodity pools in the future. [The Manager and] the commodity subadvisor and [their] principals therefore occasionally may be subject to conflicting demands in respect of their obligations to accounts managed and commodity pools operated by [them] [the commodity subadvisor]. [The Manager and] the commodity subadvisor and [its] [their] principals will endeavor to treat each commodity pool and managed account fairly and will not intentionally favor one account or commodity pool over any other.

   Principals and affiliates of the commodity subadvisor, from time to time, may make investments for their own accounts. Those persons might compete with the Master Fund in entering orders. This could involve a conflict of interest in that such investments may be the same as, different from, or opposite to, those of clients, including the Master Fund. It is possible that the proprietary positions taken by the commodity subadvisor's principals and affiliates may not be held for the same period of time or may be in different markets than positions taken by the commodity subadvisor on behalf of the Master Fund. Thus, no assurance may be given that the proprietary trading results of the principals and affiliates of the commodity subadvisor will be the same as the performance in the Master Fund. Moreover, the trading records of the proprietary accounts of the principals and affiliates of the Manager and the commodity subadvisor will not be available for review or inspection. It is the commodity subadvisor's fiduciary responsibility, however, to manage the Master Fund's assets in the best interests of the Shareholders of the Master Fund. Although principals of the commodity subadvisor may, from time to time, trade for their own account, they will not be permitted to take positions recommended for client accounts ahead of, opposite to, or on a more favorable basis than client accounts.

   The Commodity Broker. Participants in the futures market typically maintain relationships with two types of commodity brokers: executing brokers and clearing brokers. The executing broker is the one who executes the transactions on the exchange, and the clearing broker is the one who clears the transactions and maintains custody of the customer's funds deposited as margin and its
positions. The Master Fund intends to use [      ] as its clearing broker.
[      ] will also act as the executing broker on various commodity interests transacted by the Master Fund [and may also act as a dealer or counterparty on forward contracts and swaps entered into by the Master Fund]. The Master Fund
may also place orders with different executing brokers (who use [      ] for
clearing services). The commodity broker may act from time to time as a commodity broker for its own account, accounts of affiliates or accounts in which it or one of its affiliates has a financial interest. The compensation received by the commodity broker from such accounts may be more or less than the compensation received for brokerage, forward trading and dealer services provided to the Master Fund. In addition, various accounts traded through the commodity broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Master Fund or may compete with the Master Fund for the same positions. The commodity broker may have a conflict of interest in its execution of trades for the Master Fund and for other customers. The commodity subadvisor will, however, not retain any commodity broker for the Master Fund which the commodity subadvisor has reason to believe would knowingly or deliberately favor any proprietary account or other customer account over the Master Fund with respect to the execution of commodity interest positions.

   The commodity broker will benefit from executing orders for other clients, whereas the Master Fund may be harmed to the extent that the commodity broker has fewer resources to allocate to the Master Fund's accounts due to the existence of such other clients.

   Certain officers or employees of the commodity broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Master Fund.

   No Formal Resolution of Conflicts Procedures. The Manager has not established and likely will not establish formal procedures to resolve potential conflicts of interest. These future potential conflicts may adversely affect both you and the Manager.

   The previous risk factors and conflicts of interest are described as of the date of this prospectus; however, additional risks and conflicts may occur which are not presently foreseen by the Manager. You may not construe this prospectus as legal or tax advice.

                    INVESTMENT POLICIES OF THE MASTER FUND

Liquidity

   The Master Fund invests only in commodity interests that are traded in sufficient volume to permit, in the Manager's opinion, ease of taking and liquidating positions in these financial interests.

Leverage

   Although the Master Fund has no current intention to do so, the Master Fund may utilize leverage through the issuance of preferred units and/or borrowings. In the event that the Master Fund determines in the future to use leverage through the issuance of preferred units or borrowings, there can be no assurance that the Master Fund's leverage strategy will be successful. The use of leverage creates special risks for Shareholders of the Fund, including the likelihood of greater volatility of net asset value and market price of Shares and the risk that fluctuations in rates on preferred units or in borrowing costs may affect the return to Shareholders. The Master Fund will pay any costs and expenses relating to the issuance and ongoing maintenance of any preferred units and borrowings, which will result in a reduction of the net asset value of the Master Fund Units, and consequently the Shares, if the Master Fund utilizes leverage. In addition, the fee paid to the Manager will be calculated based on the Master Fund's average daily assets (including assets attributable to any preferred units that may be outstanding and the principal amount of any borrowings).

Other Borrowings

   Except as noted above, borrowings will not be used by the Master Fund, unless the Master Fund is required to borrow money in the event of delivery, if the Master Fund trades in cash commodities, or for short term needs created by unexpected redemptions.

Portfolio Restrictions

   Puts and Calls. The Master Fund expects to write call options and purchase put options on futures and forward contracts, subject to the following restrictions. The Master Fund may only:

  .   write call options with respect to its commodity positions;

  . [purchase exchange-traded or over-the-counter put options, provided that immediately after any such purchase not more than [10]% of the Master Fund's net assets would be invested in net positions of put and call options;

  . purchase or sell put options, provided that after any such purchase or sale the Master Fund would not have more than 100% of the notional value of its total assets (taken at current value) [protected by] put options]; and

  . enter into closing purchase or sale transactions with respect to such options.

   General. No single commodity position in the portfolio will exceed [30]% of the Master Fund's net assets.

             DESCRIPTION OF FUND SHARES AND THE MASTER FUND UNITS

Fund Shares and Master Fund Units

   The Shares represent units of fractional undivided beneficial interest in and ownership of the Fund. For a description of the rights and privileges of Shareholders under the Declaration of Trust, see "Declaration of Trust and LLC Agreement."

   The Fund will invest all of the proceeds of its offering of Shares in the Master Fund. The Master Fund will issue units of membership interest, or Master Fund Units, which represent units of fractional undivided membership interest in and ownership of the Master Fund. Master Fund Units may be purchased or redeemed on a continuous basis, but only by the Fund and the Manager. The Fund will own approximately 99% of the Master Fund Units, and the Manager will own the remaining Master Fund Units. The Fund will hold no investment assets other than the Master Fund Units. The investment results of the Fund will be directly and completely dependent on the investment results of the Master Fund.

Transfer Agent and Registrar

   [      ], [      ], [      ], is the Fund's transfer, Shareholder services
and distribution paying agent.

   The Fund's and the Master Fund's custodian is [      ] . The custodian
performs custodial, fund accounting and portfolio accounting services.

   All fees charged by the transfer agent for transfers and withdrawals of Shares are borne by the Fund, except that fees similar to those customarily paid by stockholders for surety bond premiums to replace lost or stolen certificates, taxes or other governmental charges, special charges for services requested by a Shareholder and other similar fees or charges are borne by the affected Shareholder. There is no charge to Shareholders for disbursements of Fund distributions of available cash. The Fund will indemnify the transfer agent and its agents from certain liabilities.

   The transfer agent may at any time resign, by notice to the Fund, or be removed by the Fund. Such resignation or removal will become effective upon the appointment by the Manager of a successor transfer agent and registrar and its acceptance of such appointment. If no successor has been appointed and has accepted such appointment within 30 days after notice of such resignation or removal, the Manager is authorized to act as the transfer agent and registrar until a successor is appointed.

Limited Voting Rights

   The Manager manages the Fund's day-to-day operations and strategic direction. A Shareholder will have no right to elect or remove the Manager. A Shareholder will only have the right to vote, if the Manager voluntarily withdraws as the Manager, to elect a successor, to remove the Manager or if the Manager elects to terminate the trust.

Transfer of Shares

   After completion of this offering, Shares will trade on the [      Stock
Exchange] under the ticker symbol listed in this prospectus. Shares can be bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors will incur customary brokerage commissions and charges.

                                 DISTRIBUTIONS

   Commencing with the first distribution, the Fund intends to make regular monthly distributions to its Shareholders based on the past and projected performance of the Fund, which in turn is dependent on the past and projected performance of the Master Fund. The Master Fund expects to receive substantially all of its current income and gains from the following sources:

  . capital gains (both short-term and long-term) from the sale of futures and forward contracts and collections of premium income from writing call options on futures and forward contracts, less the premium income paid for purchasing put options; and

  . interest paid on collateral invested in high quality debt instruments, government securities and cash equivalents.

   The Master Fund's distribution rate will depend on a number of factors, including the net earnings on the Master Fund's portfolio investments and the rate at which such net earnings change as a result of changes in the investment returns and the rates at which the Master Fund receives income from the sources described above. The net earnings of the Master Fund consist of all income less all expenses of the Master Fund. Expenses of the Master Fund are accrued each day.

   As portfolio and market conditions change, the rate of distributions on the Master Fund Units and, in turn, the Shares, and the Master Fund's and the Fund's distribution policies could change. Over time, the Master Fund and the Fund will distribute all of their net earnings.

   The Master Fund and the Fund expect to declare their initial distributions approximately 45 days, and to pay that distribution, approximately 60 to 90 days after the completion of this offering, depending on market conditions. Under certain market conditions, the Master Fund and the Fund may not make distributions.

                                NET ASSET VALUE

   The [      ] calculates the net asset value of the Master Fund's units after the close of the [markets] each day.

   Net asset value per Master Fund Unit is computed by dividing the value of all assets of the Master Fund (including any accrued interest and dividends), less all liabilities (including accrued expenses and distributions declared but unpaid), by the total number of Master Fund Units outstanding. [Under the Master Fund's current operational procedures, the Master Fund's net asset value
is calculated after close of the [      Stock Exchange] each day. Because there
will be a one-to-one correlation between Shares and Master Fund Units, the net asset value per Share of the Fund and the net asset value per Master Fund Unit will be equal.

   The normal trading hours of the various exchanges on which the Fund makes investments in commodity interests differ from the normal trading hours of the
[      Stock Exchange], which are 9:30 am to 4:00 pm New York time. This means that there will be periods at the beginning and the end of each day during
which the Shares will be traded on the [      Stock Exchange], but real-time
trading prices for the contracts traded on various commodity exchanges will not be available.

   Therefore, prices reported during such times should be used only for informational purposes.

   The trading prices of the Fund's Shares listed on the [      Stock Exchange]
may differ from the Fund's daily net asset value per Share and can be affected not only by movements in the Fund's net asset value, but by market forces of supply and demand, economic conditions and other factors as well. This approximate value should not be viewed as a "real-time" update of the net asset value per Share of the Fund, because the approximate value may not be calculated in the same manner as the net asset value, which is computed once a day. The Fund is not involved in, or responsible for, the calculation or dissemination of such values and makes no warranty as to their accuracy.

   The values of the Master Fund's exchange-traded futures and forward contracts and options on futures and forward contracts are valued at the settlement price determined by the principal exchange through which they are traded. Market quotes for the Master Fund's exchange-traded futures and forward contracts and options on futures and forward contracts may not be readily available if a contract cannot be liquidated due to the operation of daily limits or, due to extraordinary circumstances, the exchanges or markets on which the investments are traded do not open for trading the entire day and no other market prices are available. In addition, events may occur after the close of the relevant market, but prior to the determination of the Master Fund's net asset value, that materially affect the values of the Master Fund's investments. In such circumstances, the commodity subadvisor will value those investments pursuant to guidelines established by the Manager so long as those guidelines are consistent with industry standards, which may include the use of quotes obtained from other exchanges, quotation reporting systems or other market indicators, including spot market quotes, where available. In addition, the Master Fund may use an independent pricing service to value such investments.

   The values of the Master Fund's OTC put options, swap contracts and other off-exchange commodity interests are valued by the commodity subadvisor pursuant to guidelines established by the Manager so long as such guidelines are consistent with industry standards, which may include the use of quotation reporting systems, established investment bank counterparties, or other market indicators. In addition, the Master Fund may use an independent pricing services to value such commodity interests.

   In the event the commodity subadvisor uses an independent pricing service to value any of its commodity interests (including exchange-traded and OTC commodity interests), the pricing service typically will value such commodity interests using a wide range of market data and other information and analysis, including reference to transactions in other comparable investments if available. The procedures of any independent pricing service provider will be reviewed by the Manager on a periodic basis.

                                USE OF PROCEEDS

   The Fund will invest the net proceeds of the offering in accordance with the Fund's investment objectives as stated herein. The Fund initially will apply all of its assets toward the purchase of Master Fund Units. The Master Fund initially will invest all of its assets in commodity interests and short-term investment grade debt instruments constituting collateral assets. The Manager has sole authority to determine the percentage of assets that will be:

  .   held on deposit with the commodity broker or other custodian,

  .   used for other investments, and

  .   held in bank accounts to pay current obligations and as reserves.

   The commodity subadvisor and the collateral subadvisor expect to deposit a portion of the Master Fund's net assets with the commodity broker or other custodian for trading. It is presently anticipated that the Master Fund will be able to invest substantially all of its net proceeds in accordance with its
investment objectives within approximately       business days after the
completion of the offering. Pending such investment, it is anticipated that the proceeds will be invested in cash and obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities. [As the Master Fund increases investments in commodity interests, it may invest its collateral in other short-term investment grade debt instruments.

   The Master Fund uses only short-term securities to satisfy margin requirements. [The Manager expects that all entities that will hold or trade the Master Fund's assets will be based in the U.S. and will be subject to U.S. regulations.]

   Under normal market circumstances, [      ]% to [      ]% of the Master
Fund's assets will normally be committed as margin for commodity futures
contracts. [The [      ]% initial margin will be invested in obligations issued
or guaranteed by the U.S. government, its agencies and instrumentalities. The
additional margin amount will consist of an additional [      ]% in most
circumstances. The additional margin will be held at [      ] [      ]% of
which will be held in an interest-bearing cash account and [      ]% of which
will be invested in obligations, selected by the manager, issued or guaranteed by the U.S. government, its agencies or instrumentalities.] Under normal market circumstances, the notional value of the Master Fund's commodity interest positions will not exceed the Master Fund's net asset value. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. All interest income is used for the Master Fund's benefit.

   The commodity broker, government agency or any commodity exchange on which the Fund trades could increase margins applicable to the Fund to hold futures or options positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions taken.

                                 UNDERWRITING

   Subject to the terms and conditions stated in the underwriting agreement dated the date hereof, each underwriter named below has severally agreed to purchase, and the Fund has agreed to sell to such underwriter, the number of Shares set forth opposite the name of such underwriter.

                         Underwriters Number of Shares
                         ------------ ----------------
                            Total....

   The underwriting agreement provides that the obligations of the several underwriters to purchase the Shares included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all the Shares (other than those covered by the over-allotment option described below) if they purchase any of the Shares. The representatives have advised the Fund that the underwriters do not intend to confirm any sales to any accounts over which they exercise discretionary authority.

   The underwriters, for whom [      ] are acting as representatives, propose
to offer some of the Shares directly to the public at the public offering price set forth on the cover page of this Prospectus and some of the Shares to certain dealers at the public offering price less a concession not in excess of
$[      ] per Share. The underwriting discounts and commissions the Fund will
pay of $[      ] per Share is equal to [      ]% of the initial offering price.
The underwriters may allow, and such dealers may reallow, a concession not in
excess of $[      ] per Share on sales to certain other dealers. If all of the
Shares are not sold at the initial offering price, the representatives may change the public offering price and other selling terms. Investors must pay
for any Share purchased on or before [      ], 2005. In connection with this
offering, Nuveen may perform clearing services without charge for brokers and dealers for whom it regularly provides clearing services that are participating in the offering as members of the selling group.

   The Fund has granted to the underwriters an option, exercisable for 45 days
from the date of this Prospectus, to purchase up to [      ] additional Shares
at the public offering price less the underwriting discounts and commissions. The underwriters may exercise such option solely for the purpose of covering overallotments, if any, in connection with this offering. To the extent such option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional Shares approximately proportionate to such underwriter's initial purchase commitment.

   The Fund[, the Master Fund] and the subadvisors have each agreed that, for a period of 180 days from the date of this Prospectus, they will not, without the prior written consent of [ ], on behalf of the underwriters, dispose of or hedge any Shares or any securities convertible into or exchangeable for Shares.
[      ] in its sole discretion may release any of the securities subject to these agreements at any time without notice.

   Prior to the offering, there has been no public market for the Shares. Consequently, the initial public offering price for the Shares was determined by negotiation among the Fund, [NAM] [the Manager] and the representatives. There can be no assurance, however, that the price at which the Shares will sell in the public market after this offering will not be lower than the price at which they are sold by the underwriters or that an active trading market in the Shares will develop and continue after this offering. The Shares have been
approved for listing on the [      Stock Exchange], subject to notice of
issuance.

   The following table shows the underwriting discounts and commissions that the Fund is to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional Shares:

                                      Paid by Fund
                                -------------------------
                                No Exercise Full Exercise
                                ----------- -------------
                      Per Share      $            $
                      Total....      $            $

   The Fund and [                    ] have each agreed to indemnify the
several underwriters or to contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

   Total expenses of the Share offering payable by the Fund are estimated to be
$[      ]or $[      ] per Share. Included in the calculation of offering costs is a partial reimbursement of certain underwriting expenses incurred by the underwriters in the offering.

   In connection with the offering, [      ], on behalf of the underwriters,
may purchase and sell Shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of Shares in excess of the number of Shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of Shares made in an amount up to the number of Shares represented by the underwriters' over-allotment option. In determining the source of Shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of Shares available for purchase in the open market as compared to the price at which they may purchase Shares through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of Shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of Shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of Shares in the open market while the offering is in progress.

   The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when
[      ] repurchases Shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

   Any of these activities may have the effect of preventing or retarding a decline in the market price of Shares. They may also cause the price of Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the [ Stock Exchange], or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

   Certain underwriters may make a market in the Shares after trading in the
Shares has commenced on the [      Stock Exchange] or elsewhere. No underwriter
is, however, obligated to conduct market-making activities and any such activities may be discontinued at any time without notice, at the sole discretion of the underwriter. No assurance can be given as to the liquidity of, or the trading market for, the Shares as a result of any market-making activities undertaken by any underwriter. This Prospectus is to be used by any underwriter in connection with the offering and, during the period in which a prospectus must be delivered, with offers and sales of the Shares in market-making transactions in the over-the-counter market at negotiated prices related to prevailing market prices at the time of the sale.

   In connection with the requirements for listing the Fund's Shares on the
[      Stock Exchange], the underwriters have undertaken to sell lots of 100 or more Shares to a minimum of 400 beneficial owners in the U.S. The minimum investment requirement is 100 Shares.

   The underwriting agreement provides that it may be terminated in the absolute discretion of the representatives without liability on the part of the underwriters to the Fund or the [subadvisors] [Manager] if, prior to the delivery of and payment for the Shares, (i) trading in the Fund's Shares shall
have been suspended by the Securities and Exchange Commission, the [      Stock
Exchange] or elsewhere or trading in securities generally on either the
[      Stock Exchange] or elsewhere shall have been suspended or limited or minimum prices for trading in securities generally shall have been established
on either the [      Stock Exchange] or elsewhere, (ii) a commercial banking
moratorium shall have been declared by either federal or state authorities, or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the U.S. of a national emergency or war, or other calamity or crisis the effect of which on financial markets in the U.S. is such as to make it, in the sole judgment of the representatives, impracticable or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any supplement thereto).

   A Prospectus in electronic format may be available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of Shares to the underwriters for sale to their online brokerage account holders. The representatives will allocate Shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, Shares may be sold by the underwriters to securities dealers who resell Shares to online brokerage account holders.

   The Fund anticipates that from time to time certain of the underwriters may act as brokers or dealers in connection with the execution of the Fund's portfolio transactions after they have ceased to be underwriters and, subject to certain restrictions, may act as brokers while they are underwriters.

   Nuveen, 333 West Wacker Drive, Chicago, Illinois 60606, one of the representatives of the underwriters, is an affiliate of NAM.

   The principal business address of [      ] is [              ].

                             ERISA CONSIDERATIONS

General

   This section highlights certain considerations that arise under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund. "Employee benefit plans" and "plans" are referred to below as "Plans," and fiduciaries with investment discretion are referred to below as "Plan Fiduciaries." Plans include, for example, corporate pension and profit sharing plans, 401(k) plans, "simplified employee pension plans," Keogh plans for self-employed persons and IRAs.

Special Investment Consideration

   Each Plan Fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the Plan, that the investments of the Plan are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan.

The Fund Should Not Be Deemed to Hold "Plan Assets"

   A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of a statutory trust will result in the underlying assets of the trust being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of a statutory trust will not be plan assets of a Plan that purchases an equity interest in the trust if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"). If the underlying assets of a trust are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such trust would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

   The Publicly-Offered Security Exception applies if the equity interest is a security that is:

      (1) "freely transferable" (determined based on the applicable facts and circumstances);

      (2) part of a class of securities that is "widely held" (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

      (3) either (a) part of a class of securities registered under
   Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

   The Manager believes that the conditions described above will be satisfied with respect to the Shares. Therefore, the Shares should constitute "publicly-offered securities" and the Fund's underlying assets should not be considered to constitute plan assets of any Plan that purchases Shares.

Ineligible Purchasers

   In general, Shares may not be purchased with the assets of a Plan if the Manager, the commodity broker, the subadvisors or any of their affiliates or employees either:

      (1) exercise any discretionary authority or discretionary control respecting management of the Plan;

      (2) exercise any authority or control respecting management or disposition of the assets of the Plan;

      (3) render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan;

      (4) have any authority or responsibility to render investment advice with respect to any moneys or other property of the Plan; or

      (5) have any discretionary authority or discretionary responsibility in the administration of the Plan.

   In order to comply with these prohibitions, a Plan Fiduciary must represent that one of the following is true:

      (1) neither Nuveen nor any of its employees or affiliates (a) manages any part of the Plan's investment portfolio or (b) has an agreement or understanding with the Plan Fiduciary where Nuveen or any of its employees or affiliates regularly provides the Plan Fiduciary with individualized information, recommendations or advice used as a primary basis for the Plan's investment decisions.

      (2) a relationship described in (1) above applies to only a portion of the Plan's assets and the Plan Fiduciary will invest in the Fund only from the portion of the Plan's assets as to which no such relationship exists.

   Violations of the rules under ERISA and/or Section 4975 of the Code by fiduciaries can result in various types of liabilities, including civil penalties and excise taxes. Because of the complexity of these rules, Plan Fiduciaries are strongly encouraged to consult with their legal advisors prior to causing a Plan to invest in the Fund.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

   The Fund and the Master Fund are new and do not have any operating history.

Critical Accounting Policies

   Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. Both the Fund's and the Master Fund's application of these policies involves judgments and actual results may differ from the estimates used.

Liquidity and Capital Resources

   As of the date of this prospectus, the Master Fund has not begun trading activities. To date its only transactions have been preparation of this
offering and a capital contribution of $       to the Master Fund by the
Manager. Once the Master Fund begins investment activities, it is anticipated that a portion of its net assets will be allocated to investments in commodity interests. A significant portion of the net asset value of the Master Fund is expected to be held in corporate debt instruments and instruments permitted by the CFTC for investment of customer segregated or secured funds. A portion of these instruments will be used as margin or collateral for the Master Fund's investments in commodity interests.

   The Master Fund's investments in commodity interests may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as "daily limits." During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the futures contract can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Master Fund from promptly liquidating its commodity futures positions.

   Since the Master Fund will invest in commodity interests, its capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

Market Risk

   Investing in commodity interests will involve the Master Fund entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The market risk to be associated with the Master Fund's commitments to purchase commodities will be limited to the gross or face amount of the contracts held. However, should the Master Fund enter into a contractual commitment to sell commodities, it would be required to make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities will expose the Master Fund to theoretically unlimited risk.

   The Master Fund's exposure to market risk will be influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of the Master Fund's investments as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors' capital.

Credit Risk

   When the Master Fund enters into commodity interests, the Master Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts and options on futures contracts traded on United States and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., as in some foreign exchanges), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Master Fund.

   In cases where the Master Fund invests in off-exchange or over-the-counter commodity interests with a counterparty, the sole recourse of the Master Fund will be the financial resources of the counterparty to the transaction since there is no clearing house to assume the obligations of the counterparty.

   The Master Fund's investment strategy will attempt to minimize these market risks and the commodity subadvisor will attempt to minimize the credit risks, by requiring the Master Fund to abide by various investment limitations and policies, which will include limiting margin accounts, trading only in liquid markets and permitting the use of stop-loss provisions. The commodity subadvisor will implement procedures which will include, but will not be limited to:

  .   employing the Option Strategy, in part, to minimize directional risk;

  .   executing and clearing trades with creditworthy counterparties;

  . limiting the amount of margin or premium required for any one commodity or all commodities combined; and

  . generally limiting transactions to contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.

   The commodity broker, when acting as the Master Fund's futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Master Fund, all assets of the Master Fund relating to domestic futures trading. The commodity broker will not be allowed to commingle such assets with other assets of the commodity broker. In addition, CFTC regulations will also require the commodity broker to hold in a secure account assets of the Master Fund related to foreign futures trading.

          OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

   As of the date of this prospectus, the Fund and the Master Fund have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund and the Master Fund. While the Fund's and the Master Fund's exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on either the Fund's or the Master Funds' financial position.

   The Master Fund's contractual obligations are with the Manager, commodity brokers and, to the extent that the Master Fund enters into off-exchange transactions, dealers. Management Fee payments made to the Manager are calculated as a fixed percentage of the Master Fund's assets. Commission payments to the commodity broker are on a contract-by-contract, or round-turn basis and to swap and forward contract dealers are usually based on a fee or percentage of the notional value of the contract. As such, the Manager cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. These agreements are effective for [1] year terms, renewable automatically for additional one year terms unless terminated. Additionally, these agreements may be terminated by either party for various reasons.

      THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

   DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of banks, brokers, dealers and trust companies, clearing corporations, and certain other organizations, some of whom own DTC ("DTC Participants") and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

   Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Trustee and the Manager on the Fund's behalf, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on DTC's behalf. The global certificates evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Manager individually.

   Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Manager designates the accounts to be credited and charged in the case of creation or redemption of Shares.

   Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of the Shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased its Shares a written confirmation relating to such purchase.

   Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

   DTC may decide to discontinue providing its service with respect to the Shares by giving notice to [the Trustee and] the Manager. Under such circumstances, [the Trustee and] the Manager will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

   The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

                    DECLARATION OF TRUST AND LLC AGREEMENT

   The following summary describes in brief the Shares and the Master Fund Units and certain aspects of the operation of the Fund and the Master Fund and the respective responsibilities of the Trustee and the Manager concerning the Fund and Master Fund and the material terms of the Declaration of Trust and the LLC Agreement, each of which are substantially similar except as set forth below. Prospective investors should carefully review the Forms of Declaration of Trust and LLC Agreement filed as exhibits to the registration statement of which this prospectus is a part and consult with their own advisors concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Declaration of Trust or the LLC Agreement, as applicable.

Trustee

   The Trustee serves as the sole trustee of the Fund in the State of Delaware. The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Fund, the Manager or the Shareholders. The Trustee is permitted to resign upon at least [60] days' notice to the Fund, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Manager. The Declaration of Trust provides that the Trustee is compensated by the Fund, and is indemnified by the Fund against any expenses it incurs relating to or arising out of the Fund's formation, operation or termination, or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the Trustee's gross negligence or willful misconduct. The Manager has the discretion to replace the Trustee.

   Only the Manager has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Fund and the Manager are subject to issuer liability under the federal securities laws for the information contained in this Prospectus with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee's liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

   The Trustee will have no duty or liability to supervise or monitor the Manager's performance, nor will the Trustee have any liability for the Manager's acts or omissions. The Shareholders have no voice in the day-to-day management of the Fund's business and operations, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management of the Fund's business and affairs, the Manager may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Manager as additional Managers (except where the Manager has been notified by the Shareholders that it is to be replaced as the Manager) and retain such persons, including affiliates of the Manager, as it deems necessary for the Fund's efficient operation.

Authority of the Manager

   The Manager is generally authorized to perform all acts deemed necessary to carry out the purposes of the Fund by the Declaration of Trust and of the Master Fund by the LLC Agreement and to conduct the businesses of the Fund and the Master Fund. The existence of the Fund and the Master Fund will continue into perpetuity, until terminated in accordance with the Declaration of Trust or the LLC Agreement, respectively. The Manager has a power of attorney to take certain actions, including the execution and filing of documents, on the Fund's behalf and with respect to the Declaration of Trust and on the Master Fund's behalf and with respect to the LLC Agreement. However, the Declaration of Trust limits the authority of the Manager as follows:

  . Without the prior approval of at least a majority in interest of the Shareholders, the Manager may not, among other things, (1) sell or exchange all or substantially all of the Fund's assets (whether in a single transaction or a series of related transactions) or (2) approve on the Fund's behalf the sale, exchange or other disposition of all or substantially all of the Fund's assets; however, the Manager may approve the mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the Fund's assets without such approval.

  . The Manager is not authorized to institute or initiate on behalf of, or otherwise cause, the Fund to (a) make a general assignment for the benefit of creditors; (b) file a voluntary bankruptcy petition; or
      (c) file a petition seeking for the Fund a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law.

  . The Manager may not, without written approval of the specific act by [all of] the Shareholders, take any action in contravention of the Declaration of Trust, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the Fund, except as otherwise provided in the Declaration of Trust; (ii) possess Fund property, or assign any rights in specific Fund property, for other than a Fund purpose; (iii) [admit a person as a Shareholder, except as otherwise provided in the Declaration of Trust;] (iv) amend the Declaration of Trust in any manner, except as otherwise provided in the Declaration of Trust or applicable law; or (v) transfer its interest as Manager of the Fund, except as otherwise provided in the Declaration of Trust.

  . In general, the Manager may not take any action, or refuse to take any reasonable action, the effect of which would be to cause the Fund to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes, without the consent of the holders of at least [ ]% percent of the outstanding voting Shares, including Shares owned by the Manager and its affiliates.

Withdrawal or Removal of the Manager

   The Manager shall be deemed to have withdrawn from the Fund or the Master Fund upon the occurrence of any one of the following events:

  . the Manager voluntarily withdraws from the Fund and the Master Fund by giving written notice to the Shareholders and the members, respectively;

  .   the Manager transfers all of its rights as Manager;

  .   the Manager is removed;

  .   the Manager (A) makes a general assignment for the benefit of creditors;
      (B) files a voluntary bankruptcy petition; (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Manager in a proceeding of the type described in clauses (A)--(C) of this sentence; or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Manager or of all or any substantial part of its properties;

  . a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the Manager is bankrupt or insolvent or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Manager, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

  . a certificate of dissolution or its equivalent is filed for the Manager, or 90 days expire after the date of notice to the Manager of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

   The Manager may be removed by the Fund with or without cause if such removal
is approved by at least   % of the Shares (excluding for this purpose Shares
held by the Manager and its affiliates).

Meetings

   Upon the written request of [      ]% or more in interest of the
Shareholders, the Manager may, but is not required to, call a meeting of the Shareholders. Notice of such meeting shall be given within 30 days after, and the meeting shall be held within 60 days after, receipt of such request. The Manager may also call a meeting upon not less than 20 and not more than 60 days notice prior to the meeting. Any such notice shall state briefly the purpose of the meeting, which shall be held at a reasonable time and place. Any Shareholder may obtain a list of names, addresses, and interests of the Shareholders upon written request to the Manager.

Indemnification

   The Declaration of Trust and the LLC Agreement each provides that the Fund and the Master Fund, respectively, will indemnify and hold harmless the Manager and each officer, director, employee and agent thereof and their respective legal representatives and successors (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a Manager or officer thereof or by reason of its being or having been such a Manager or officer.

   However, neither the Fund nor the Master Fund will indemnify a Covered Person with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable believe that such Covered Person's action was in the best interest of the Fund or the Master Fund, and except that no Covered Person shall be indemnified against any liability to the Fund, the Master Fund, Shareholders or members to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

Manager Expenses

   The Manager shall be entitled to receive out of the Master Fund's assets available therefor reimbursement of all amounts expended by the Manager in payment out of its own funds of properly incurred Fund or Master Fund obligations [(other than Organizational Expenses)].

Limited Liability

   Assuming that a Shareholder does not take part in the control of the Fund's business, and that he otherwise acts in conformity with the provisions of the Declaration of Trust, his liability under Delaware law will be limited, subject to certain possible exceptions, generally to the amount of capital he is obligated to contribute to the Fund in respect of his Shares plus his share of any of the Fund's undistributed profits and assets.

Expenses

   [See "Fees and Expenses" and "Management of the Fund--Management Fees and Expenses."]

[The Manager's Fiduciary Responsibility and Remedies

   Shareholders have legal rights under Delaware law and applicable Federal and State securities laws. In all dealings affecting the Fund, the Manager has a fiduciary responsibility to you and all other members to exercise good faith and fairness in all dealings affecting the Fund. No contract shall permit the Manager to contract away its fiduciary obligation under common law. The Declaration of Trust conforms to the Delaware Statutory Trust Act in regard to the definition of the Manager's fiduciary duties.

   If the Manager acts in good faith and exercises its best judgment, it will not be liable merely because you lost money or the Manager otherwise did not meet the Fund's and the Master Fund's business objectives. Additionally, there are substantial and inherent conflicts of interest in the Fund's and Master Fund's structure, which are inconsistent with the Managers' fiduciary duties.

   In the event that you form the belief that the Manager has violated its fiduciary duty, you may seek relief individually or on behalf of the Fund under applicable laws, including the laws of Delaware and the Federal commodity laws, to recover damages from or require an accounting by the Manager. You also have the right, subject to applicable contractual, procedural and jurisdictional requirements, to bring class actions in a Federal court to enforce your rights and the rights of the other Shareholders under the Federal and State securities laws and the rules and regulations under those laws. Losses suffered by you as a result of a breach of the securities laws related to your purchase of Shares may be recovered from the Manager should the breach of those laws have been caused by the Manager. Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Manager, as a registered commodity pool operator and commodity trading advisor, the commodity broker as a registered futures commission merchant, as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended (the "CEA"), and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA for violations of that statute and the rules and regulations promulgated thereunder. Investors in commodity interests and in commodity pools may, therefore, invoke the protections provided thereunder.

   The responsibility of the Manager to you and other members is a changing area of the law. If you have questions concerning the responsibilities of the Manager, you should consult your legal counsel. The performance of the Manager for the operation of the Fund and its fiduciary duty are governed by the
Declaration of Trust attached as Exhibit [      ].

Provisions of Law

   According to applicable law, indemnification of the Manager is payable only if the Manager determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Fund or the Master Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct by the Manager, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund and the Master Fund and not from the members, individually.

   Provisions of Federal and State Securities Laws. This offering is subject to Federal and State securities laws. If any indemnification of the Manager arises out of an alleged violation of such laws, it is subject to the following legal conditions.

   No indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or State securities laws unless: there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Manager or other particular indemnitee, or such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Manager or other particular indemnitee, or a court of competent jurisdiction approves a settlement of the claims against the Manager or other agent of the Fund or Master Fund and finds that indemnification of the settlement and related costs should be made; provided, before seeking such approval, the Manager or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold membership interests.

   Provisions of the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the
Manager, the subadvisor[s][, [      ] and [      ]], the SEC believes that such
indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Termination Events

   The Fund will dissolve at any time upon the happening of any of the following events:

  . [The filing of a certificate of dissolution or revocation of the Manager's charter (and the expiration of [90 days] after the date of notice to the Manager of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Manager, or an event of withdrawal unless
      (i) at the time there is at least one remaining Manager and that remaining Manager carries on the business of the Fund and the Master Fund or (ii) within [90 days] of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor Managers. If the Fund is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor Manager as provided above within [120 days] of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the net asset value (not including Shares held by the Manager and its affiliates) may elect to continue the Fund's business by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Declaration of Trust. Any such election must also provide for the election of a Manager to the reconstituted trust. If such an election is made, all Shareholders of the Fund shall be bound thereby and continue as Shareholders of the reconstituted trust.]

  . The Manager's determination, in its sole discretion, to terminate the Fund.

  . The occurrence of any event which would make unlawful the continued existence of the Fund.

  . A vote of the Shareholders holding Shares representing at least a majority (over 50%) of the outstanding Shares to terminate the Fund after the suspension, revocation or termination of the Manager's registration as a commodity pool operator or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time).

  . The Shareholders holding Shares representing at least a majority (over 50%) of the outstanding Shares (which excludes the Shares of the Manager) vote to dissolve the Fund, notice of which is sent to the Manager not
      less than [      ] prior to the effective date of termination.

  .   The Fund becomes insolvent or bankrupt.

  . The Fund becoming required to be registered as an investment company under the Investment Company Act of 1940.

  .   [      ] is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Share Splits

   If the Manager believes that the per Share price in the secondary market for Shares has risen or fallen outside a desirable trading price range, the Manager may direct the Fund to declare a split or reverse split in the number of Shares outstanding.

Books and Records

   The Manager will keep proper books of record and accounts of the Fund and the Master Fund at its office located at 333 West Wacker Drive, Chicago, Illinois 60606 or such office, including that of an administrative agent, as it may subsequently designate upon notice and pursuant to CFTC regulations. These books and records are open to inspection by any person who establishes to the Manager's satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during the usual business hours of the Fund.

   The Manager will keep a copy of the Fund's Declaration of Trust and the Master Fund's LLC Agreement on file in its office, which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any Shareholder.

Analysis of Critical Accounting Policies

   The Fund's and the Master Fund's critical accounting policies are set forth in the financial statements in this prospectus prepared in accordance with U.S. generally accepted accounting principles, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts in which the Master Fund invests are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded as "change in unrealized profit/loss" for open (unrealized) contracts, and recorded as "realized profit/loss" when open positions are closed out; the sum of these amounts constitutes the Master Fund's investment revenues. Earned interest income revenue, as well as management fees, and brokerage commissions of the Master Fund are recorded on an accrual basis. The Manager believes that all relevant accounting assumptions and policies have been considered.

Statements, Filings, and Reports

   At the end of each fiscal year, the Manager will furnish to [DTC Participants] for distribution to each person who is a Shareholder at the end of the fiscal year an annual report containing the Fund's and the Master Fund's audited financial statements and other information about the Fund and the Master Fund. The Manager is responsible for the registration and qualification of the Shares and notification of the offering under the federal securities laws and any other securities and blue sky laws of the U.S. or any other jurisdiction as the Manager may select. The Manager will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The registration, qualification and notification costs and the costs of the periodic reports prepared and filed by the Manager will be an expense of the Master Fund.

   The accounts of the Fund and the Master Fund will be audited, as required by law and as may be directed by the Manager, by independent certified public accountants designated from time to time by the Manager. The cost of such audits will be an expense of the Master Fund. The accountants report will be furnished by the Manager to Shareholders within 90 calendar days after the end of the Fund's fiscal year. The Manager will make such elections, file such tax returns, and prepare, disseminate and file such tax reports on behalf of the Fund and the Master Fund, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

Fiscal Year

   The fiscal year of the Fund and the Master Fund will initially be the calendar year. The Manager may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

   The rights of the Manager, the Fund, the Master Fund, [DTC] and the Shareholders, are governed by the laws of the State of Delaware. The Manager, the Fund, the Master Fund and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consents to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Manager, the Fund or the Master Fund.

                                 LEGAL MATTERS

   Bell, Boyd & Lloyd LLC is counsel to, and has advised, the Fund, the Master Fund and the Manager with respect to the preparation of this prospectus and will be passing upon certain legal matters for the Fund and the Master Fund. Bell, Boyd & Lloyd LLC will not give you or any persons affiliated with you legal advice. You should seek investment, legal, and tax advice from your own legal counsel and other professionals of your choice.

                                    EXPERTS

   The Manager has employed financial experts to perform services for the Fund
and the Master Fund. These experts currently are [      ], independent
accounting firm. The financial statements of the Fund and the Master Fund have been included in this prospectus in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

                RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

   Each month, the Manager will post on its website (http://www.nuveen.com) (which is also the Fund's website) such information relating to the Fund's Shares as the CFTC and the NFA may require to be given to participants in commodity pools (like the Fund) and any such other information as the Manager may deem appropriate. The Manager will also furnish you with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority, that has jurisdiction over the activities of the Fund and the Master Fund. Fund Shareholders also will be provided with appropriate information to permit them (on a timely basis) to file United States federal and state income tax returns with respect to their Shares. Additional information about the Fund or the Master Fund may be posted on the Fund's website (http://www.nuveen.com) in the discretion of the Manager or as required by regulatory authorities.

                                PRIVACY POLICY

   The Fund and the Manager collect certain nonpublic personal information about investors from the information provided by them in certain documents, as well as in the course of processing transaction requests. None of this information is disclosed except as necessary in the course of administering the Fund--and then only subject to customary undertakings of confidentiality. The Fund and the Manager do not disclose nonpublic personal information about investors to anyone, except as required by law. The Fund and the Manager restrict access to the nonpublic personal information they collect from investors to those employees who need access to this information to provide necessary and related products and services to investors. The Fund and the Manager each maintain physical, electronic and procedural controls to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors' records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors' records and information, and (3) protect against unauthorized access to or use of investors' records or information that could result in substantial harm or inconvenience to any investor.

                       FEDERAL INCOME TAX CONSIDERATIONS

        CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. TAXPAYERS

   The following discussion describes the material United States federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by United States Shareholders (as defined below) and non-United States Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares upon their original issuance and does not address special Shareholder situations, such as those of:

  .   dealers in securities or currencies;

  .   financial institutions;

  . regulated investment companies, other than to indicate that income from the Master Fund can be treated as income from a qualified publicly traded partnerships ("PTPs") within the meaning of the Code;

  .   real estate investment trusts;

  .   tax-exempt organizations;

  .   insurance companies;

  . persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

  . traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

  .   persons liable for alternative minimum tax.

   Furthermore, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder, or the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below.

   A "U.S. Shareholder" of Shares means a beneficial owner of Shares that is, for United States federal income tax purposes:

  .   an individual citizen or resident of the United States;

  . a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  . an estate the income of which is subject to United States federal income taxation regardless of its source; or

  . a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

   A "non-U.S. Shareholder" of Shares means a beneficial owner of Shares that is not a U.S. Shareholder.

   If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, we urge you to consult your own tax adviser.

   No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for United States federal income tax purposes. As a result, we cannot assure you that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

   In the opinion of Bell, Boyd & Lloyd LLC, tax counsel to the Fund and the Master Fund ("Tax Counsel"), under current law and based on the assumptions and facts set forth in the opinion, the Fund will not be classified as an association taxable as a corporation. The Fund intends to take the position that it is a grantor trust for Federal income tax purposes, although it is possible that the IRS might disagree and choose to treat it as a partnership or disregarded entity. While such recharacterization would impact the manner in which income is reported to Shareholders, it should not materially impact the tax treatment of Shareholders as described herein. If the Manager determines, based on a challenge to the Fund's tax status or otherwise, that the existence of the Fund results or is reasonably likely to result in a material tax detriment to Shareholders, then the Manager may, among other things, agree to dissolve the Fund and transfer the Master Fund interests to Shareholders in exchange for their Shares. No amount included in income received with respect to a Share will be eligible for the corporate dividends-received deduction, nor will the lower tax rates applicable to certain corporate dividends received after December 31, 2002 apply to such income.

Status of the Master Fund

   Under current law and assuming full compliance with the terms of the LLC Agreement (and other relevant documents) and based upon factual representations made by the Master Fund, in the opinion of Tax Counsel, the Master Fund will be taxed as a partnership for United States federal income tax purposes.

   A partnership is not a taxable entity and incurs no United States federal income tax liability. Section 7704 of the Code provides that a PTP such as the Master Fund will, as a general rule, be taxed as a corporation. However, an exception exists with respect to PTPs of which 90% or more of the gross income during each taxable year consists of "qualifying income" within the meaning of
Section 7704(d) of the Code (the "qualifying income exception"). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Master Fund) a principal activity of which is the buying and selling of commodities, futures or forward contracts with respect to commodities, income and gains derived from commodities, or futures, forward contracts with respect to commodities. The Master Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

   There can be no assurance that the United States Internal Revenue Service (the "IRS"), will not assert successfully that the Master Fund should be treated as a PTP taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination, as to the status of the company for United States federal income tax purposes or whether the Master Fund's operations generate "qualifying income" under Section 7704(d) of the Code. Whether the Master Fund will continue to meet the qualifying income exception is a matter that will be determined by the Master Fund's operations and the facts existing at the time of future determinations. However, the Master Fund's Manager will use its best efforts to cause the operation of the Master Fund in such manner as is necessary for the Master Fund to continue to meet the qualifying income exception.

   If the Master Fund fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure), the Master Fund will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the exception, in return for stock in that corporation, and then distributed that stock to the Shareholders in liquidation of their interests in the Master Fund. This contribution and liquidation generally should be tax-deferred to Shareholders and the Master Fund so long as the Master Fund, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, the Master Fund would be treated as a corporation for United States federal income tax purposes.

   If the Master Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return and would not flow through to the Shareholders, and the Master Fund's net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made by the Master Fund to the Fund would be treated as taxable dividend income, to the extent of the Master Fund's current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each Shareholder's tax basis in its Shares, or taxable capital gain, after the Shareholder's tax basis in its Shares is reduced to zero. Taxation of the Master Fund as a corporation could result in a material reduction in a Shareholder's cash flow and after tax return and thus could result in a reduction of the value of the Shares.

   The discussion below is based on Tax Counsel's opinion that the Master Fund will be classified as a partnership that is not subject to corporate income tax for United States federal income tax purposes.

U.S. Shareholders

  Treatment of the Master Fund Income

   A partnership does not incur United States federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder will be required to include in income its allocable share of the Master Fund's income, gain, loss, deduction and other items for the Master Fund's taxable year ending with or within its taxable year. In computing a partner's United States federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to include income without a corresponding current receipt of cash if the Master Fund generates taxable income but does not make cash distributions to the Fund. The Master Fund's taxable year will end on December 31 unless otherwise required by law. The Master Fund will use the accrual method of accounting.

   Fund Shareholders will take into account their share of ordinary income realized by the Master Fund from accruals of interest on Treasury Bills ("T-Bills") held in the Master Fund portfolio. The Master Fund may hold T-Bills with "original issue discount", in which case Fund Shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Master Fund may also acquire T-Bills with "market discount." Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Fund Shareholders would be required to include as ordinary income their Share of such market discount that accrued during the period the obligations were held by the Master Fund.

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

   The Code generally applies a "mark to market" system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts and certain non-U.S. currency forward contracts. It is expected that the majority of the futures and forward contracts and options on futures and forward contracts held by the Master Fund will constitute
Section 1256 Contracts. Section 1256 Contracts held by the Master Fund at the end of a taxable year of the Master Fund will be treated for United States federal income tax purposes as if they were sold by the Master Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as "marking to market"), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Master Fund's obligations under such contracts), must be taken into account by the Master Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Master Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

   Capital gains and losses from Section 1256 Contracts generally are characterized as long-term capital gains or losses to the extent of 60% of the gains or losses and as short-term capital gains or losses to the extent of 40% of the gains or losses. Thus, Shareholders of the Fund will generally take into account their pro rata Share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Master Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry-back does not increase or produce a net operating loss for the year.

   With respect to options not subject to treatment as Section 1256 Contracts, the Master Fund will recognize gain or loss at the time those options are exercised or cancelled, as the case may be. Depending on the circumstances, loss may be deferred pursuant to special rules applicable to straddles if the Master Fund holds an offsetting gain position in the property underlying the expired put option. If property underlying a written call option or purchased put option is sold, the option premium will be taken into account as an addition to, or offset against, the sale price of the transferred property, respectively.

  Allocation of the Master Fund's Profits and Losses

   For United States federal income tax purposes, a Shareholder's share of the Master Fund's income, gain, loss, deduction and other items will be equal to such Shareholder's proportionate interest in the items allocated by the Master Fund to the Fund and shall be determined by the Master Fund's LLC Agreement, unless an allocation under the agreement does not have "substantial economic effect," in which case the allocations will be determined in accordance with the "partners' interests in the partnership." The Master Fund believes that, subject to the discussion below, the allocations pursuant to the Master Fund's LLC Agreement should be considered to have substantial economic effect.

   If the allocations provided by the Master Fund's LLC Agreement were successfully challenged by the IRS, the amount of income or loss allocated to the Fund and passed through to the Shareholders for United States federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.

   As described in more detail below, the U.S tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Master Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to the Fund and, indirectly the Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could be adversely impact you.

  Monthly Allocation and Revaluation Conventions

   In general, the Master Fund's taxable income and losses will be determined monthly and will be allocated to the Fund and apportioned among the holders of Fund Shares in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in Fund Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

   Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before close of the last trading day of the following month. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

   The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares, and corresponding indirect transfers of Master Fund Units, could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Master Fund's monthly convention for allocating income and deductions. If this were to occur, the Master Fund's allocation method might be deemed to violate that requirement. If such a contention were sustained, the holders' respective tax liabilities would be adjusted to the possible detriment of certain holders. The Manager is authorized to revise the Master Fund's allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders' interests in the Master Fund.

   As with the other allocations described above, the Master Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Master Fund generally will credit or debit, respectively, the "book" capital accounts of the holders of existing Shares with any unrealized gain or loss in the Master Fund's assets based on the lowest fair market value of the assets during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption (the "revaluation convention"). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Master Fund's assets at the time it acquires the Shares or (ii) an existing holder of Shares will not be allocated its entire Share in the unrealized loss in the Master Fund's assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the "book" capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

  Section 754 Election

   The Master Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of this election will generally have the effect of requiring a purchaser of Shares to adjust its proportionate Share of the basis in the Master Fund's assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser's Shares), as if it had acquired a direct interest in the Master Fund's assets. The Section 743(b) adjustment will be attributed solely to a purchaser of Shares and not added to the bases of the Master Fund's assets associated, indirectly through the Fund, with any of the other Shareholders. Depending on the relationship between a holder's purchase price for Shares and its unadjusted Share of the Master Fund's inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

   The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, if the Master Fund made the election under Code Section 754, the Master Fund will likely apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Master Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Master Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

   In order to make the basis adjustments permitted by Section 754, the Master Fund will be required to obtain information regarding each holder's secondary market transactions in Shares. The Master Fund will seek such information from the Fund which, in turn, will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner's Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund and the Master Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Master Fund will make based on the information it is able to obtain will be effective in eliminating disparity between a holder's outside basis in its Fund Shares and its share of inside basis in the Master Fund's Assets.

  Constructive Termination

   The Master Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Shares within a 12-month period. A constructive termination results in the closing of the Master Fund's taxable year for the Fund and, indirectly, all holders of Shares. In the case of a holder of Shares reporting on a taxable year other than a fiscal year ending December 31, the closing of the Master Fund's taxable year may result in more than 12 months of its taxable income or loss being includable in his taxable income for the year of termination. The Master Fund would be required to make new tax elections after a termination. A termination could also result in penalties if the Master Fund were unable to determine that the termination had occurred.

  Treatment of Distributions

   Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee's tax basis in its partnership interest. Thus, any cash distributions made by the Master Fund will be taxable to a Shareholder only to the extent such distributions exceed the Shareholder's tax basis in the Master Fund Units it is treated as owning as a result of its ownership of Shares (see "--Tax Basis in Partnership Interests" below). Any cash distributions in excess of a Shareholder's tax basis generally will be considered to be gain from the sale or exchange of those Master Fund Units (see "--Disposition of Shares" below).

  Disposition of Shares

   If a U.S. Shareholder transfers Shares, it will be treated for United States federal income tax purposes as transferring its pro rata Share of the Master Fund Units held by Fund. If such transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder's adjusted tax basis in the Master Fund Units deemed sold, which will be equal to such Shareholder's basis in the Shares sold. The amount realized will include the U.S. Shareholder's Share of the Master Fund's liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is

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

eligible to be taxed at reduced rates where the Master Fund Units deemed sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also use such losses to offset up to $3,000 per year of ordinary income.

  Tax Basis in Master Fund Units

   A U.S. Shareholder's initial tax basis in the Master Fund Units it is treated as holding as a result of its ownership of Shares will equal the sum of
(a) the amount of cash paid by such U.S. Shareholder for its Shares and
(b) such U.S. Shareholder's share of the Master Fund's liabilities. A U.S. Shareholder's tax basis in the Master Fund Units it is treated as holding will be increased by (a) the U.S. Shareholder's share (through its interest in the Fund) of the Master Fund's taxable income, including capital gain, (b) the U.S. Shareholder's share (through its interest in the Fund) of the Master Fund's income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder's share (through its interest in the Fund) of the Master Fund's liabilities. A U.S. Shareholder's tax basis in the Master Fund Units it is treated as holding will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder's share (through its interest in the Fund) of the Master Fund's losses and deductions, (c) the U.S. Shareholder's share (through its interest in the Fund) of the Master Fund's expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder's share of the Master Fund's liabilities.

  Limitations on Interest Deductions

   The deductibility of a non-corporate U.S. Shareholder's "investment interest expense" is generally limited to the amount of that Shareholder's "net investment income." Investment interest expense would generally include interest expense incurred by the Master Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Fund Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

  Organization, Syndication and Other Expenses

   In general, expenses incurred that are considered "miscellaneous itemized deductions" may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. Shareholder. The Code imposes additional limitations (which are scheduled to be phased out between 2006 and 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

  . 3% of the individual's adjusted gross income in excess of certain threshold amounts; or

  . 80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

   In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Master Fund intends to account for management fees and other expenses related to its activity in commodities as deductible ordinary and necessary business expenses, and does not intend to report such expenses separately as miscellaneous itemized deductions. However, the IRS could challenge this treatment, and to the extent the IRS was successful in recharacterizing such expenses as miscellaneous itemized deductions, a Shareholder's ability to deduct his or her allocable share of them would be reduced accordingly.

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

   Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. The Master Fund has not yet determined whether it will make such an election. A U.S. Shareholder's distributive Share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called "syndication fees") are not eligible for the 180-month amortization provision and are not deductible.

  Passive Activity Income and Loss

   Individuals are subject to certain "passive activity" rules under
Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual's disposition of an interest in the passive activity, the individual's unused passive losses may generally be used to offset other (i.e., non passive) income. Under temporary Regulations, income or loss from the Master Fund's investments generally will not constitute income or losses from a passive activity. Therefore, income or gains from the Master Fund's investments will not be available to offset a U.S. Shareholder's passive activity losses or passive activity income from other sources.

  Transferor/Transferee Allocations

   In general, the Master Fund's taxable income and losses will be determined monthly and will be apportioned among the Fund's Shareholders in proportion to the number of Master Fund Units treated as owned by each of them as a result of their ownership of Shares as of the close of the last trading day of the preceding month. With respect to any Master Fund Unit that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Master Fund Unit (other than an underwriter or other person holding in a similar capacity) for United States federal income tax purposes will be treated as holding such Master Fund Unit for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

   Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for United States federal income tax purposes when the transfer is completed without regard to the Master Fund's convention for allocating income and deductions. In that event, the Master Fund's allocation method might be considered a monthly convention that does not literally comply with that requirement.

   If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder's Shares) or if the IRS otherwise does not accept the Master Fund's convention, the IRS may contend that taxable income or losses of the Master Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders' respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Master Fund's Manager is authorized to revise the Master Fund's methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

  Tax Reporting by the Fund and the Master Fund

   Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the Fund's Shares. The Master Fund will file a partnership return with the IRS and intends to issue a Schedule K-1 to the Manager and the trustee on behalf of the Shareholders. The trustee of the Fund intends to report to you all necessary items on a tax information statement (similar to an IRS Form 1099), supplemented by additional tax information relating to the Master Fund's tax status as a partnership. If you hold your Shares through a nominee (such as a broker), we anticipate that the nominee will provide you with all necessary tax items as a tax information statement (similar to an IRS Form 1099), which will be supplemented by additional tax information that we will make available directly to you. The tax information provided to you will include basis adjustments associated with the election under Section 754 that the Master Fund intends to make. See "--Section 754 Election." Each holder of Shares hereby agrees to allow brokers and nominees to report to the Master Fund its name and address and such other information as may be reasonably requested by the Master Fund for purposes of complying with its tax reporting obligations. We note that, given the lack of authority addressing structures similar to that of Fund and the Master Fund, it is not certain that the IRS will agree with the manner in which tax reporting by Fund and the Master Fund will be undertaken. Furthermore, Shareholders should be aware that Regulations have been proposed which, if finalized, could alter the manner in which tax reporting by the Fund and any nominee will be undertaken.

  Treatment of Securities Lending Transactions involving Shares

   A Shareholder whose Shares are loaned to a "short seller" to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such Shareholder would no longer be a beneficial owner of a pro rata portion of the Master Fund Units with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of Master Fund's income, gain, loss, deduction or other items with respect to those Shares would not be reported by the Shareholder, and (2) any cash distributions received by the Shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, Shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

  Audits and Adjustments to Tax Liability

   Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a "tax matters partner" (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

   Pursuant to the Master Fund's LLC Agreement, the Manager will be appointed the "tax matters partner" of the Master Fund under the Code. The tax matters partner, which is required by the Master Fund's LLC Agreement to notify all U.S. Shareholders of any United States federal income tax audit of the Master Fund, will have the authority under the LLC Agreement to conduct any IRS audits of the Master Fund's tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Manager will have the right on behalf of all holders of Master Fund Units to extend the statute of limitations relating to the Shareholders' United States federal income tax liabilities with respect to Master Fund items.

   A United States federal income tax audit of the Master Fund's information return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Master Fund as well as to the Master Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of the Fund or the Master Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Master Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

  Tax Shelter Disclosure Rules

   There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer's United States federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, the Code imposes a requirement on certain "material advisers" to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Master Fund or the Shareholders if, for example, (1) a Shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) the Master Fund's activities result in certain book/tax differences. The tax shelter disclosure rules could also apply in other circumstances. Furthermore, the Master Fund's material advisers could be required to maintain a list of persons investing directly or indirectly in the Fund or the Master Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

   Except as described below, the Fund anticipates that a non-U.S. Shareholder will not be subject to United States federal income tax on such Shareholder's distributive Share of the Master Fund's income, provided that such income is not considered to be income of the Shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such Shareholder will be subject to United States federal income tax on gains on the sale of Shares in the Master Fund's or such Shareholder's distributive Share of gains if such Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

   If the income from the Master Fund is "effectively connected" with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such Shareholder's Share of any income and any gains realized upon the sale or exchange of Shares will be subject to United States federal income tax at the graduated rates applicable to United States citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

   With respect to derivative transactions such as swap contracts, based on current law it is uncertain whether entering into derivative transactions may cause the Fund, and therefore any non-U.S. taxpayer Shareholders, to be treated as engaged in a trade or business within the U.S. However, the Treasury Department has issued proposed regulations which, if finalized in their current form, would provide that foreign limited partners should not be deemed to be engaged in a U.S. trade or business solely by virtue of an investment in the Fund even if the Fund enters into derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register but also allow the Fund to elect to apply the final regulations retroactively once they are finalized.

   To the extent any interest income allocated to a non-U.S. Shareholder is considered "portfolio interest," neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, "portfolio interest" is interest paid on debt obligations issued in registered form, unless the "recipient" owns 10% or more of the voting power of the issuer.
Interest income earned by the Fund on its margin account with [      ] and
allocated to such a foreign Shareholder as well as interest earned by such a Shareholder on escrow deposits will, as a general rule, likewise not be subject to the U.S. federal income tax or withholding, but may be subject to tax in other jurisdictions to which such foreign Shareholder is connected.

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

   Non-U.S. Shareholders will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death. It is unclear whether grantor trust or partnership interests (such as the interests of the Fund and The Master Fund) will be considered United States situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

   Non U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies and Tax-Exempt Organizations

   Changes made to the Code by the American Jobs Creation Act of 2004 allow regulated investment companies ("RICs") to invest up to 25% of their assets in qualified PTPs and to treat amounts received as qualifying income under asset diversification and income source tests applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. The Master Fund anticipates that it will be a qualified PTP and that at all times such RIC investors may treat their respective Shares of its income as qualifying income under these rules. RIC investors must consult their own tax advisors.

   An organization that is otherwise exempt from United States federal income tax is nonetheless subject to taxation with respect to its "unrelated business taxable income," or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function.

   UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Master Fund) in which it is (or is deemed to be) a partner. This type of income is exempt, subject to the discussion of "unrelated debt financed income" below, even if it is realized from securities trading activity that constitutes a trade or business.

   UBTI includes not only trade or business income or gain as described above, but also "unrelated debt financed income." This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

   To the extent the Master Fund recognizes gain from property with respect to which there is "acquisition indebtedness," the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the "acquisition indebtedness" with respect to the property during the twelve month period ending with the date of their disposition, and the denominator of which is the "average amount of the adjusted basis" of the property during the period such property is held by the Master Fund during the taxable year. In determining the unrelated debt financed income of the Master Fund, an allocable portion of deductions directly connected with the Master Fund's debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust will not be exempt from United States federal income tax under the Code for any year in which it has UBTI; in view of the potential for UBTI, the Shares are not a suitable investment for a charitable remainder trust. Tax exempt investors must consult their own tax advisors.

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Certain State and Local Taxation Matters

   Prospective Shareholders should consider, in addition to the United States federal income tax consequences described, potential state and local tax considerations in investing in the Shares.

   State and local laws often differ from United States federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder's distributive Share of the taxable income or loss of the Master Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. The Master Fund may conduct business in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder's Share of the income derived from that business). A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

Backup Withholding

   Pursuant to special "back-up withholding" rules, the Fund is required in certain circumstances to withhold on certain payments paid to noncorporate Shareholders of Fund Shares who do not furnish us with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your United States federal income tax liability, if any, provided that the required information is furnished to the IRS.

   Shareholders should be aware that certain aspects of the United States federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of United States federal, state, local and foreign tax laws.

                           -------------------------

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST.

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                 PART TWO: STATEMENT OF ADDITIONAL INFORMATION

  (This Prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information)

The Commodity Interest Markets

   General. The CEA governs the regulation of commodity interest transactions, markets and intermediaries. In December 2000, the CEA was amended by the Commodity Futures Modernization Act of 2000, or CFMA, which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade. The CEA, as amended by the CFMA, now provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery, options or swap contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis,
(5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization. Information regarding commodity interest transactions, markets and intermediaries, and their associated regulatory environment, is provided below.

   Futures Contracts. A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including agricultural products, bond, stock index, interest rate, currency, energy and metals markets. The size and terms of futures contracts on a particular commodity traded on the same or linked exchange are identical and are not subject to any negotiation, other than with respect to price and quantity between the buyer and seller.

   The contractual obligations of a buyer or seller may be satisfied by taking or making physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts settle in cash (reflecting the difference between the contract purchase or sale price and the contract settlement price) rather than by delivery of the underlying commodity.

   In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of open positions held by traders in a particular contract is referred to as the open interest in such contract.

   Forward Contracts. A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Although most forward contracts are generally not traded on exchanges, the Master Fund intends to invest in exchange-traded forward contracts. Forward contracts for a given commodity are generally available in a range of sizes and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the prompt date, or the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not

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receive such profit until the prompt date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the prompt date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

   Options on Futures Contracts. Options on futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the exercise price) in the underlying futures contract on or before a specified date. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying futures contract, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying futures contract.

   The seller, or writer, of an option is obligated to take a position in the underlying contract at a specified price on or before a specified date opposite to the option buyer if the option is exercised. Thus, the writer of a call option must stand ready to take a short position in the underlying contract at the exercise price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying contract at the exercise price.

   A call option is said to be in-the-money if the exercise price is below current market levels and "out-of-the-money" if the exercise price is above current market levels. Conversely, a put option is said to be in-the-money if the exercise price is above the current market levels and "out-of-the-money" if the exercise price is below current market levels.

   Options have limited life spans, usually tied to the delivery or settlement date of the underlying contract. The purchase price of an option is referred to as its premium, which consists of its intrinsic value plus its time value if any. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is "out-of-the-money" at the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others, unexercised options simply become worthless after their expiration date.

   Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option on futures is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

   Options on Forward Contracts. Options on forward contracts operate in a manner similar to options on futures contracts. An option on a forward contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract. However, similar to forward contracts, options on forward contracts are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market. Similar to exchange traded forwards, some options on forwards trade on exchanges.

   Options on forward contracts and physical commodities possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.

   Swap Contracts. Swap transactions generally involve contracts with a counterparty to exchange a stream of payments over a certain period computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are principally traded off-exchange, although recently, following changes enacted as part of the CFMA, certain swap contracts are now being traded on electronic

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trading facilities and cleared through clearing organizations. Swaps are usually settled in cash on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the party is contractually obligated to make which in some cases can be significant. In some swap transactions the counterparty may require collateral deposits to support the obligation under the swap agreement. If the counterparty to such a swap defaults, the risk of loss consists of the net amount of payments that the party is contractually entitled to receive in addition to any collateral deposits made with the counterparty.

   OTC Options. OTC options operate in a manner very similar to options on futures contracts insofar as they represent rights but not obligations of the purchasers. They have fixed expiration dates and exercise prices. They are differentiated between calls and puts; OTC options usually settle in cash against a reference index. In the case of the Master Fund, the most probable reference index will be either the portfolio returns of a fully-collateralized basket of long commodity interests or a publicly available index based on the performance of commodity interests. The cash settlement would be a function of how much the option was "in-the-money" compared to the reference index at the option's expiration date times a multiplier tied to the option's notional value. An OTC option usually requires the purchaser to pay a premium at the initiation of the contract. The nature of options limits the purchaser's obligation to the payment of that premium. Credit considerations determine whether changes in an OTC option's valuation can be withdrawn during the option's lifetime via a mark-to-market process. When the purchaser has better credit than the seller, the purchaser will demand that the seller's obligations be solidified by marking the position to market. When the seller has better credit than the purchaser, the option will usually be settled at expiration. The Master Fund does not intend to sell OTC options. The valuation of OTC options depends at any time on the value of the reference index, the time until the option's expiration, the exercise price of the option, prevailing interest rates, and the volatility of the reference index between the time of valuation and the option's expiration. Because the future volatility of the reference index is unknown, there can be disagreement over the value of the option before its expiration. In cases where the value of the option must be calculated before expiration for mark-to-market or portfolio valuation purposes, the appropriate volatility is usually resolved via a negotiation between the purchaser and seller of the option. In cases where the reference index is one on which many counterparties transact OTC options, additional counterparties can be polled for consensus. Independent pricing sources can also be used to provide valuations.

   Following changes enacted as part of the CFMA, over-the-counter derivative instruments such as forward contracts, swap agreements, and OTC options began to be traded on lightly-regulated exchanges or electronic trading platforms that may, but are not required to, provide for clearing facilities. Exchanges and electronic trading platforms on which over-the-counter instruments may be traded and the regulation and criteria for that trading are more fully described below under "Futures Exchanges and Clearing Organizations." Nonetheless, absent a clearing facility, the Master Fund's trading in foreign exchange and other forward contracts is exposed to the creditworthiness of the counterparties on the other side of the trade.

   Participants. The two broad classes of persons who trade commodities are hedgers and speculators. Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to lock in profits that could otherwise be lost due to an adverse movement in the underlying commodity, for example, the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. In such a case, at the time the hedger contracts to buy the commodity at a future date and price he will simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the contract, the hedger may accept delivery under his futures contract or he may buy the actual commodity and close out his position by making an offsetting sale of a futures contract.

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   The commodity interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives.

   Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date. Because the speculator may take either a long or short position in commodities, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

   Futures Exchanges and Clearing Organizations. Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchanges are subject to the rules of that exchange. Futures exchanges and clearing organizations are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearing organizations include the establishment of initial margin levels, rules regarding trading practices, contract specifications, speculative position limits, daily price fluctuation limits, and dispute resolution procedures.

   Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange or other electronic trading facility. Once trades made between members of an exchange or electronic trading facility have been confirmed, the clearing organization becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade. Thereafter, each clearing member party to the trade looks only to the clearing organization for performance. The clearing organization generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing organization, at least to a large degree, to meet its obligations with regard to the other side of an insolvent clearing member's contracts. The clearing organizations do not deal with customers, but only with their member firms and the guarantee of performance for open positions provided by the clearing organization does not run to customers. Furthermore, the clearing organization requires margin deposits and continuously marks positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their own clearing broker and the clearing organization.

   U.S. Futures Exchanges. Futures exchanges in the U.S. are subject to varying degrees of regulation by the CFTC based on their designation as one of the following: a designated contract market, a derivatives transaction execution facility, an exempt board of trade or an electronic trading facility.

   A designated contract market is the most highly regulated level of futures exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the U.S. are the Chicago Board of Trade ("CBOT"), the Chicago Mercantile Exchange ("CME") and the New York Mercantile Exchange ("NYMEX"). Each of the designated contract markets in the U.S. must provide for the clearance and settlement of transactions with a CFTC-registered derivatives clearing organization.

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   A derivatives transaction execution facility, or DTEF, is a new type of exchange that is subject to fewer regulatory requirements than a designated contract market but is subject to both commodity interest and participant limitations. DTEFs limit access to eligible traders that qualify as either eligible contract participants or eligible commercial entities for futures and option contracts on commodities that have a nearly inexhaustible deliverable supply, are highly unlikely to be susceptible to the threat of manipulation, or have no cash market, security futures products, and futures and option contracts on commodities that the CFTC may determine, on a case-by-case basis, are highly unlikely to be susceptible to the threat of manipulation. In addition, certain commodity interests excluded or exempt from the CEA, such as swaps may be traded on a DTEF. There is no requirement that a DTEF use a clearing organization, except with respect to trading in security futures contracts, in which case the clearing organization must be a securities clearing agency. However, if futures contracts and options on futures contracts on a DTEF are cleared, then it must be through a CFTC-registered derivatives clearing organization, except that some excluded or exempt commodities traded on a DTEF may be cleared through a clearing organization other than one registered with the CFTC.

   An exempt board of trade is also a new category of trading market. An exempt board of trade is substantially unregulated, subject only to CFTC anti-fraud and anti-manipulation authority. An exempt board of trade is permitted to trade futures contracts and options on futures contracts provided that the underlying commodity is not a security or securities index and has an inexhaustible deliverable supply or no cash market. All traders on an exempt board of trade must qualify as eligible contract participants. Contracts deemed eligible to be traded on an exempt board of trade include contracts on interest rates, exchange rates, currencies, credit risks or measures, debt instruments, measures of inflation, or other macroeconomic indices or measures. There is no requirement that an exempt board of trade use a clearing organization. However, if contracts on an exempt board of trade are cleared, then it must be through a CFTC-registered derivatives clearing organization. A board of trade electing to operate as an exempt board of trade must file a written notification with the CFTC.

   An electronic trading facility, or ETF, is a new form of exchange that operates by means of an electronic or telecommunications network and maintains an automated audit trail of bids, offers, and the matching of orders or the execution of transactions on the ETF. The CEA does not apply to, and the CFTC has no jurisdiction over, transactions on an ETF in certain excluded commodities that are entered into between principals that qualify as eligible contract participants, subject only to CFTC anti-fraud and anti-manipulation authority. In general, excluded commodities include interest rates, currencies, securities, securities indices or other financial, economic or commercial indices or measures.

   The Manager intends to monitor the development of and opportunities and risks presented by the less-regulated exchanges and exempt boards and may, in the future, allocate a percentage of the Master Fund's assets to trading in products on these platforms. Provided the Master Fund maintains assets exceeding $5 million, the Master Fund would qualify as an eligible contract participant and thus would be able to trade on such exchanges.

   Non-U.S. Futures Exchanges. Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. Importantly, non-U.S. futures exchanges are not subject to regulation by the CFTC, but rather are regulated by their home country regulator. In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals' markets, where trades remain the liability of the traders involved, and the exchange or an affiliated clearing organization, if any, does not become substituted for any party. Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions. Further, participants in such markets must often satisfy themselves as to the individual creditworthiness of each entity with which they enter into a trade. Trading on non-U.S. exchanges is often in the currency of the exchange's home jurisdiction. Consequently, the Master Fund is subject to the additional risk of fluctuations in the exchange rate between such currencies and U.S. dollars and the possibility that exchange controls could be imposed in the future. Trading on non-U.S. exchanges may differ from trading on U.S. exchanges in a variety of ways and, accordingly, may subject the Master Fund to additional risks.

   Speculative Position Limits. The CFTC and U.S. designated contract markets have established limits, referred to as speculative position limits or position limits, on the maximum net long or net short speculative

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position that any person or group of persons under common trading control
(other than a hedger, which the Master Fund is not) may hold, own or control in many commodity interests. Among the purposes of speculative position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders. The position limits established by the CFTC apply to certain agricultural commodity interests, such as grains (oats, barley, and flaxseed), soybeans, corn, wheat, cotton, eggs, rye, and potatoes. In addition, U.S. exchanges may set position limits for all commodity interest investments traded on that exchange. Certain clearing organizations also set limits on the total net positions that may be held by a clearing broker. In general, no position limits are in effect in forward or other over-the-counter contract trading or in trading on non-U.S. futures exchanges, although the principals with which the Master Fund and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy. For purposes of determining position limits, the Master Fund's commodity interest positions will not be attributable to investors in their own commodity interest trading.

   Daily Price Limits. Most U.S. futures exchanges (but generally not non-U.S. exchanges or, in the case of forward or over-the-counter contracts, banks or dealers) may limit the amount of fluctuation in some futures contracts or options on futures contract prices during a single trading day. Exchange rules specify what are referred to as daily price fluctuation limits or more commonly, daily limits. The daily limits establish the maximum amount that the price of a futures or options on futures contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures or options on futures contract, no trades may be made at a price beyond the limit. Positions in the futures or options contract may then be taken or liquidated, if at all, only at inordinate expense or if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the daily limit rule governs price movement only for a particular trading day, it does not limit losses and may in fact substantially increase losses because it may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved the daily limit for several consecutive trading days, thus preventing prompt liquidation of positions and subjecting the trader to substantial losses for those days.

   Commodity Prices. Commodity prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events. Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the commodity markets, and even with comparatively complete information it is impossible for any trader to reliably predict commodity prices.

   Regulation. Futures exchanges in the U.S. are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, DTEF, exempt board of trade or ETF. Derivatives clearing organizations are also subject to the CEA and CFTC regulation. The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges. The CFTC's function is to implement the CEA's objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

   The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors and has adopted regulations with respect to the activities of those persons and/or entities. Under the CEA, a registered commodity pool operator, such as the Manager, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator's trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension,

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restriction or termination of the Manager's registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund and the Master Fund, and might result in the termination of the Fund and the Master Fund. The Fund and the Master Fund are not required to be registered with the CFTC in any capacity.

   The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors. If a trading advisor's commodity trading advisor registration were to be terminated, restricted or suspended, the trading advisor would be unable, until the registration were to be reinstated, to render trading advice to the Master Fund.

   The CEA requires all futures commission merchants, such as the Master Fund's clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by futures commission merchants and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

   The Fund's investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

   Pursuant to authority granted in the CEA, the NFA has been formed and registered with the CFTC as a futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. The Manager, Gresham, and the Master Fund's commodity brokers are members of the NFA. As such, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. The Fund and the Master Fund are not required to become members of the NFA. As the self-regulatory body of the commodity interest industry, the NFA promulgates rules governing the conduct of professionals and disciplines those professionals that do not comply with these rules. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.

   The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC, or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person's trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

   The regulation of commodity interest trading in the U.S. and other countries is an evolving area of the law. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

   The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. As mentioned above, this regulation, among other things,

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provides that the trading of commodity interest contracts generally must be upon exchanges designated as contract markets or DTEFs and that all trading on those exchanges must be done by or through exchange members. Under the CFMA, commodity interest trading in some commodities between sophisticated persons may take place on a trading facility not regulated by the CFTC. As a general matter, trading in forward contracts, options on forward contracts or commodities, or swap contracts between eligible contract participants is not within the jurisdiction of the CFTC and may therefore be effectively unregulated. The commodity subadvisor and the collateral subadvisor may engage in those transactions on behalf of the Master Fund in reliance on this exclusion from regulation.

   In general, the CFTC does not regulate the interbank and forward foreign currency markets with respect to transactions in contracts between certain sophisticated counterparties, such as the Master Fund, or between certain regulated institutions and retail investors. Although U.S. banks are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other U.S. federal and state banking officials, banking authorities do not regulate the forward markets.

   While the U.S. government does not currently impose any restrictions on the movements of currencies, it could choose to do so. The imposition or relaxation of exchange controls in various jurisdictions could significantly affect the market for that and other jurisdictions' currencies. Trading in the interbank market also exposes the Master Fund to a risk of default since failure of a bank with which the Master Fund had entered into a forward contract would likely result in a default and thus possibly substantial losses to the Master Fund.

   The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the U.S. These regulations certain contracts traded on non-U.S. exchanges to be offered and sold in the U.S., subject to certain exceptions, and in accordance with various requirements.

   Commodity Margin. Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader's broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the trader's performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. The amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract.

   Brokerage firms, such as the Master Fund's clearing brokers, carrying accounts for traders in commodity interest contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. The clearing brokers require the Master Fund to make margin deposits equal to exchange minimum levels for all commodity interest contracts. This requirement may be altered from time to time in the clearing brokers' discretion.

   Trading in the over-the-counter markets where no clearing facility is provided generally does not require exchange-style margin but may require other forms of credit support.

   When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the writing of options, although adjusted to reflect the probability that "out-of-the-money" options will not be exercised, can in

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fact be higher than those imposed in dealing in the futures markets directly.
Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and futures positions in the underlying interest.

   Margin requirements are computed each day by a trader's clearing broker. When the market value of a particular open commodity interest position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to the Master Fund's trading, the Master Fund (and not its investors personally) is subject to margin calls.

   Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

Debt Instruments

   Asset-Backed Securities. Asset-backed securities represent direct or indirect participations in, or are secured by and payable from, pools of assets such as, among other things, motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property, and receivables from revolving credit (credit card) agreements or a combination of the foregoing. These assets are securitized through the use of trusts and special purpose corporations. Credit enhancements, such as various forms of cash collateral accounts or letters of credit, may support payments of principal and interest on asset-backed securities. Although these securities may be supported by letters of credit or other credit enhancements, payment of interest and principal ultimately depends upon individuals paying the underlying loans or accounts, which payment may be affected adversely by general downturns in the economy. Asset-backed securities are subject to the same risk of prepayment described below with respect to mortgage-backed securities. The risk that recovery on repossessed collateral might be unavailable or inadequate to support payments, however, is greater for asset-backed securities than for mortgage-backed securities.

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                        SUPPLEMENTAL PERFORMANCE TABLE

Notes to Supplemental Performance Table

   A summary of the significant accounting policies that have been followed in preparing the accompanying performance table are set forth below.

   Supplemental Performance Table reflects results of extracted data from a proprietary account traded by Dr. Henry G. Jarecki, Mr. Spencer and Gresham for
a family trust using TAP/SM/, from January 1987 through [      ]. (Prior to
June 1998 TAP/SM /was called the GVI Program.) The overall actual trading results from which the extracted results were drawn are not disclosed because the results would be misleading.

   Due to the nature of the account, actual funds were provided as necessary, but only to cover minimum margin requirements. However, for performance reporting purposes, the Table has been presented based upon the amount of funds that would have been committed to the trading program by a nonaffiliated client. Committed funds represent what an independent investor would have been requested to deposit or withdraw at the beginning of each month, based on level of trading.

   Management and incentive fees were not actually charged to this account during the period, but pro forma fees have been computed and are presented as a deduction from the net asset value as if they had been charged. Interest was not actually allocated to the funds committed to trading. However, since it is expected that actual client funds would earn interest on actual cash balances, interest has been computed and included on a pro forma basis.

1. Beginning Equity equals the Ending Equity from the previous month, if applicable, [and] is equal to the notional value of the futures and forward contracts in the account.

2. Additions is the net notional value of the futures and forward contracts acquired during the month in connection with an addition to, or reduction of, the allocation to TAP by the account, as well as in connection with a scaling up or scaling down of positions. Additions are assumed to take place at the beginning of the month.

3. Withdrawals is the net notional value of the futures and forward contracts liquidated during the month in connection with an addition to, or reduction of, the allocation to TAP by the account, as well as in connection with a scaling up or scaling down of positions. Withdrawals are assumed to take place at the beginning of the month.

3a. Pro Forma Equity Adjustment represents amounts subtracted from equity to offset Pro Forma Interest Income and Pro Forma Trading Adviser's Fees. This adjustment results in each month's Ending Equity equaling the actual ending equity of the account.

4. Gross Realized Profit (Loss) is the gross realized gain (loss) on closed futures and forward contracts for the month. It is not reduced by Brokerage Commissions.

5. Brokerage Commissions represent the commissions actually charged by the respective futures commission merchants and charges by certain exchanges and self-regulatory organizations. Brokerage Commissions reduce Ending Equity, and are reflected in Pro Forma Monthly Rates of Return.

6. Net Realized Profit (Loss) represents the sum of Gross Realized Profit
   (Loss) less Brokerage Commissions.

7. Inc. (Dec.) in Unrealized Profit (Loss) represents the total increase (decrease) from the preceding month-end open futures and forward positions. Unrealized gains (losses) on futures and forward contracts are calculated at the end of each month based on contract sizes and the differences between the contract closing price and the price at which the contract was initially purchased or sold.

8. Pro Forma Interest Income is computed by multiplying Beginning Equity plus Additions minus Withdrawals times the average 3 Month U.S. Treasury Constant Maturity Discount Rate calculated by the Board of Governors of the Federal Reserve, converted to a yield, divided by 365 times the number of days in the month.

9. Pro Forma Trading Adviser's Fees include management fees. Pro forma management fees are accrued monthly at a rate of 1% annually applied to the Beginning Equity plus Additions minus Withdrawals plus Net Realized Profit/(loss) plus the Increase/Decrease in Unrealized Profit/(loss).

10. Pro Forma Net Performance equals Net Realized Profit (Loss) plus/minus Inc.(Dec.) in Unrealized Profit (Loss) plus Pro Forma Interest Income Brokerage Commissions and Pro Forma Trading Adviser's Fees are deducted.

11. Ending Equity equals the sum of Beginning Equity plus Additions minus Withdrawals less Pro Forma Equity Adjustments plus/minus Pro Forma Net Performance minus Brokerage Commissions and Pro Forma Trading Adviser's Fees.

12. Pro Forma Monthly Rates of Return is determined by dividing Pro Forma Net Performance for a month by the sum of Beginning Equity plus Additions less Withdrawals.

13. Continuous Index is included for informational purposes only and represents the estimated monthly value of an initial investment of $1,000 assumed to have been made as of the beginning of the period presented. Continuous Index is calculated as (1 plus the Pro Forma Monthly Rates of Return) times the prior month's Index. Continuous Index is not intended to reflect the performance of any account. Continuous Index may not be an accurate indicator of performance because it is based on the compounded performance of the account using the Pro Forma Monthly Rates of Return, and assumes a continuous investment with no subsequent additions, withdrawals or distributions of accumulated profits.

13a. Reset Index is included for informational purposes only and represents the estimated monthly value of an initial investment of $1,000 assumed to have been made as of the beginning of the period presented, reset to $1,000 at the beginning of each year. Reset Index is calculated as (1 plus the Pro Forma Monthly Rates of Return) times the prior month's Index. Reset Index is not intended to reflect the performance of any account. Reset Index may not be an accurate indicator of performance because it is based on the compounded performance of the account using the Pro Forma Monthly Rates of Return, and assumes a continuous investment throughout the year with no subsequent additions, withdrawals or distributions of accumulated profits.

14. Compound Rate of Return is the annual compounded rate of return based upon Pro Forma Monthly Rates of Return.

                           GLOSSARY OF DEFINED TERMS

   In this prospectus, each of the following terms have the meanings set forth after such term:

   Book Entry System: The Federal Reserve Treasury Book Entry System for U.S. and federal agency securities.

   CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

   Clearing Broker. The entity responsible for assuring that futures and option trades are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trades took place.

   Code:  The Internal Revenue Code of 1986, as amended.

   Commodity Broker. The entity responsible for holding the client's funds deposited with it as margin for trades and, if the commodity broker is also a clearing commodity broker, for assuring that futures and options trades for a client are properly processed and recorded or "cleared" by the clearing house affiliated with the exchange on which the trades took place. In the U.S., commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

   Commodity Interests: Futures and forward contracts, options on futures and forward contracts and swap contracts when referred to collectively.

   Commodity Pool: An enterprise in which several investors contribute funds in order to trade futures contracts or options on futures contracts, collectively.

   Commodity Pool Operator: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar form of enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

   Commodity Trading Advisor: Any person who for compensation or profit engages in the business of advising others, either directly or through publications or writing, or electronic media, as to the value or the advisability of trading in any contract of sale of a commodity for future delivery or commodity option thereon made on or subject to the rules of any contract market.

   DTC: The Depository Trust Company. It is anticipated that DTC will act as the securities depository for the Shares.

   Forward Contract: A supply contract between principals, not necessarily traded on an exchange, to buy or sell a specified quantity of a commodity at or before a specified date at a specified price.

   Fund:  Nuveen Commodities Income and Growth Fund, a Delaware statutory trust.

   Futures Contract: A standardized contract traded on an exchange that calls for the future delivery or cash settlement of a specified quantity of a commodity at a specified time and place.

   Gresham: Gresham Investment Management, LLC, a Delaware limited liability company, registered as a commodity trading advisor and serving as a subadvisor to the Fund.

   Investor:  Beneficial owner of the Shares.

   Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

   LLC Agreement:  Form of the Limited Liability Company Agreement.

   Manager: Nuveen Commodities Asset Management, LLC, a Delaware limited liability company, which is expected to be registered as a Commodity Pool Operator and Commodity Trading Advisor, and which controls the investments and other decisions of the Fund and the Master Fund.

   Margin: A good faith deposit to secure the performance under a futures contract.

   Margin Call: A demand for funds in addition to the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or commodity broker.

   Master Fund: Nuveen Commodities Income and Growth Master Fund LLC, a Delaware LLC.

   Master Fund Units: Unit of fractional undivided beneficial interest in and ownership of the Master Fund.

   NAM: Nuveen Asset Management, a Delaware corporation, registered as an investment advisor and serving as a subadvisor to the Fund.

   NASAA:  North American Securities Administrators Association, Inc.

   Net Asset Value:  Net Asset Value of the Fund and/or the Master Fund.

   NFA: National Futures Association, a self-regulatory membership organization that regulates the commodity industry.

   NSCC:  National Securities Clearing Corporation.

   Option on Futures: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

   Over-the-Counter Contract: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

   SEC:  United States Securities and Exchange Commission.

   Secondary Market: The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in the secondary markets.

   Swap contract: An over-the-counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index or interest rate.

   Subadvisor: A collective term to refer to both the collateral subadvisor and the commodity subadvisor.

   Treasuries:  Short-term securities issued by the U.S. Treasury.

   Treasury Regulations:  Treasury Regulations promulgated under the Code.

   Shares: Unit of fractional undivided beneficial interest in and ownership of the Fund.

   Valuation Day:  Any day as of which the Fund calculates its net asset value.

   You:  The owner of Shares.

                      REPORT OF THE INDEPENDENT AUDITORS

[To be furnished by amendment]

Where You Can Find More Information

   The Manager has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund, the Master Fund or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Fund, the Master Fund and the Shares can also be obtained from the Fund's website, which is www.nuveen.com. The Fund's website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Fund is subject to the informational requirements of the Exchange Act and the Manager and the Fund will each, on behalf of the Fund, file certain reports and other information with the SEC. The reports and other information can be inspected at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

                                                                     Appendix A

                   Commodity     Exchange
                   ---------     --------
                   Lumber        Chicago Mercantile Exchange
                   Milk          Chicago Mercantile Exchange
                   Cocoa         New York Board of Trade
                   Coffee        New York Board of Trade
                   Cotton        New York Board of Trade
                   Orange Juice  New York Board of Trade
                   Sugar         New York Board of Trade
                   Gold          COMEX
                   Silver        COMEX
                   Palladium     New York Mercantile Exchange
                   Platinum      New York Mercantile Exchange
                   Feeder Cattle Chicago Mercantile Exchange
                   Lean Hogs     Chicago Mercantile Exchange
                   Live Cattle   Chicago Mercantile Exchange
                   Pork Bellies  Chicago Mercantile Exchange
                   Crude Oil     New York Mercantile Exchange
                   Heating Oil   New York Mercantile Exchange
                   Natural Gas   New York Mercantile Exchange
                   Unleaded Gas  New York Mercantile Exchange
                   Aluminum      London Metals Exchange
                   Copper        London Metals Exchange
                   Lead          London Metals Exchange
                   Nickel        London Metals Exchange
                   Tin           London Metals Exchange
                   Zinc          London Metals Exchange
                   Bean Oil      Chicago Board of Trade
                   Corn          Chicago Board of Trade
                   Oats          Chicago Board of Trade
                   Soy Meal      Chicago Board of Trade
                   Soybeans      Chicago Board of Trade
                   Wheat         Chicago Board of Trade

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                [      ] Shares

                   Nuveen Commodities Income and Growth Fund
             Nuveen Commodities Income and Growth Master Fund LLC

                              ______ Common Stock


                                   --------

                              P R O S P E C T U S

                               [         ,] 2006

                                   --------


                            Nuveen Investments, LLC

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

                   Information Not Required in the Prospectus

Item 13. Other Expenses of Issuance and Distribution

     Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the prospectus contained in this registration statement.

                                                                    Amount
                                                             -----------------
SEC registration fee (actual)                                $           2,675
NASD filing fees                                                         3,000
Blue Sky expenses                                                            *
Accountants' fees and expenses                                               *
Legal fees and expenses                                                      *
Printing and engraving expenses                                              *
Miscellaneous expenses                                                       *
                                                             -----------------
  Total                                                      $               *
                                                             =================

*  To be provided by amendment

Item 14. Indemnification of Directors and Officers

     The Declaration of Trust provides that the Fund will indemnify and hold harmless the Manager and each officer, director, employee and agent thereof and their respective legal representatives and successors (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a manager or officer thereof or by reason of its being or having been such a manager or officer.

     However the Fund will not indemnity a Covered Person with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interest of the Fund, and except that no Covered Person shall be indemnified against any liability to the Fund or Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

Item 15. Recent Sales of Unregistered Securities

     Not Applicable.

Item 16. Exhibits and Financial Statement Schedules

     (a)  Exhibits

          1.1*      Underwriting Agreement.

          4.1*      Form of the Declaration of Trust of the Fund.

          4.2*      Form of the LLC Agreement of the Master Fund.

          5.1* Opinion of Bell, Boyd & Lloyd LLC relating to the legality of the Shares.

          5.2* Opinion of ____________ relating to the legality of the Shares

          8.1* Opinion of Bell, Boyd & Lloyd LLC with respect to federal income tax consequences.

          10.1*     Form of Investment Management Agreement.

          10.2*     Form of Investment Sub-Advisory Agreement.

          10.3*     Form of Custodian Agreement.

          10.4*     Form of Shareholder Transfer Agency and Service Agreement.

          23.1*     Consent of Bell, Boyd & Lloyd LLC (included in Exhibit
                    5.1).

          23.2*     Consent of ___________ (included in Exhibit 5.2).

          23.3*     Consent of Accountant.

          24.1      Power of Attorney.

*  To be filed by amendment.

     (b)  Financial Statement Schedules

     Financial statement schedules are not applicable because the registrant has no operating history and no assets.

Item 17. Undertakings

     (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant and Co-Registrant have duly caused this registration statement on Form S-1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Chicago, state of Illinois, on December 15, 2005.

                                   Nuveen Commodities Income and Growth Fund

                                   By: /s/ John P. Amboian
                                       ----------------------------------------
                                       Director and Principal Executive Officer

                                   Nuveen Commodities Asset Management, LLC

                                   By: /s/ John P. Amboian
                                       ----------------------------------------
                                       Director and Principal Executive Officer





     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Nuveen Commodities Asset Management, LLC
Sponsor of Registrant and Co-Registrant

/s/ John P. Amboian              Director and Principal Executive Officer December 15, 2005
-------------------------------
___________________


                                  EXHIBIT INDEX

          1.1*      Underwriting Agreement.

          4.1*      Form of the Declaration of Trust of the registrant.

          4.2*      Form of LLC Agreement of the Master Fund.

          5.1* Opinion of Bell, Boyd & Lloyd LLC relating to the legality of the Shares.

          5.2* Opinion of ____________ relating to the legality of the Shares.

          8.1* Opinion of Bell, Boyd & Lloyd LLC with respect to federal income tax consequences.

          10.1*     Form of Investment Management Agreement.

          10.2*     Form of Investment Sub-Advisory Agreement.

          10.3*     Form of Custodian Agreement.

          10.4*     Form of Shareholder Transfer Agency and Service Agreement.

          23.1*     Consent of Bell, Boyd & Lloyd LLC (included in Exhibit 5.1).

          23.2*     Consent of ___________ (included in Exhibit 5.2).

          23.3*     Consent of Accountant.

          24.1      Power of Attorney.

*  To be filed by amendment.